SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Pericom Semiconductor Corporation

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PERICOM SEMICONDUCTOR CORPORATION
3545 North First Street
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on December 11, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Pericom Semiconductor Corporation, a California corporation (the “Company”) will be held on December 11, 2008 at 3:00 p.m., California time, at the Company’s premises, 3545 North First Street, San Jose, California 95134, for the following purposes:

1.
To elect the following five (5) nominees to serve as members of the Board of Directors of the Company to serve for the ensuing year and until their successors are elected and qualified: Alex Chiming Hui, Chi-Hung (John) Hui, Hau L. Lee, Siu-Weng Simon Wong and Michael J. Sophie.

2.
To approve the amendment and restatement of the Company’s 2004 Stock Incentive Plan, as last amended and restated on January 24, 2005, including an amendment to increase the aggregate number of shares authorized for issuance pursuant to awards granted thereunder and available for grant as incentive stock options from 2,250,000 to 5,250,000 shares.

3.	To ratify the appointment of Burr, Pilger & Mayer LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 27, 2009.

4.	To transact such other business as may properly come before the meeting.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part hereof.

The Board of Directors has fixed the close of business on October 15, 2008, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

FOR THE BOARD OF DIRECTORS

/s/ Chi-Hung (John) Hui, Ph.D. Chi-Hung (John) Hui, Ph.D.

Senior Vice President, Research and Development and Secretary

San Jose, California
Dated: October 23, 2008

YOUR VOTE IS IMPORTANT

To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the accompanying envelope. If you attend the meeting, you may vote in person even if you returned a proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

- i -

PERICOM SEMICONDUCTOR CORPORATION
3545 North First Street
San Jose, California 95134

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

These proxy materials are provided in connection with the solicitation of proxies by Pericom Semiconductor Corporation (the “Company” or “Pericom”) on behalf of its Board of Directors for use at the Annual Meeting of Shareholders to be held on December 11, 2008 at 3:00 p.m., California time (the “Annual Meeting”), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s premises, 3545 North First Street, San Jose, California 95134.

These Proxy materials and the Company’s 2008 Annual Report are first being mailed to shareholders on or about October 23, 2008.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Chi-Hung (John) Hui, Ph.D., Senior Vice President, Research and Development and Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Record Date, Share Ownership and Quorum

Shareholders of record at the close of business on October 15, 2008 are entitled to vote at the Annual Meeting. At the record date 25,561,528 shares of the Company’s Common Stock, no par value (the “Common Stock”) were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Voting and Solicitation

Holders of Common Stock are entitled to one vote for each share held.

If your shares were registered as of the record date directly in your name with our transfer agent, you are considered the “record owner” of those shares, and the Company is sending the proxy materials and proxy card directly to you. As the record owner, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, as described in the proxy card, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Most shareholders of the Company hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their personal names registered with the transfer agent. If you held your shares in street name as of the record date, you are a “beneficial holder,” and the proxy materials are being forwarded to you by your broker, bank or other nominee together with a voting instruction card. Because a beneficial holder is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, as described in the voting instruction form to be sent to you, so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote required to approve each proposal is as follows:

•
Proposal 1: Directors are elected by a plurality of the votes present in person or represented by proxy and voting. Therefore, the five (5) nominees for director receiving the highest number of affirmative votes will be elected (regardless of the votes cast as “withheld” or shares not voted). Only votes cast “FOR” a nominee will be counted. Unless indicated otherwise by your proxy card, your shares will be voted “FOR ALL” of the five (5) nominees named in Proposal No. 1 in this Proxy Statement. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote “AGAINST” the nominees. Abstentions and broker non-votes will also result in those nominees receiving fewer votes but will not count as a vote “AGAINST” the nominees.

•
Proposals 2 & 3: To be approved, Proposal 2 (Approval of Amendment and Restatement of the 2004 Stock Incentive Plan) and Proposal 3 (Ratification of Selection of Independent Registered Public Accounting Firm) each requires the affirmative “FOR” vote of a majority of those shares present (in person or represented by proxy) and voting. Under California law, to achieve approval for these two proposals, the affirmative votes must also constitute at least a majority of the minimum number of shares required to establish a quorum.

•
Under California law, abstentions and broker non-votes are not counted as shares present and voting on a particular proposal, and thus will not directly affect the voting outcome on any proposal. However, abstentions and/or broker non-votes could have the indirect effect of defeating any of Proposals 2 and 3 if the affirmative votes cast comprise a majority of the votes present and voting, but are less than a majority of the minimum number of shares required to establish a quorum.

•
Also, under the current rules of the New York Stock Exchange, a broker or other nominee that is a member of the exchange is prohibited from voting on Proposal 2 unless the broker or other nominee receives specific voting instructions from the beneficial holder of the shares. Brokers are permitted to vote on routine matters, such as uncontested director elections and ratification of auditors, without voting instructions from beneficial owners. We encourage all beneficial holders to vote by promptly returning to their brokers or other nominees the voting instruction form they receive from their nominees. Thus, if you do not give your broker specific instructions on Proposal 2, your shares may be treated as “broker non-votes” and may not be voted on this matter, and, in such event, your shares will not be counted in determining the number of shares necessary for approval of Proposal 2, although they will count for purposes of determining whether a quorum exists.

An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy at the meeting, and the inspector of elections appointed for the meeting will tabulate votes cast in person at the meeting.

The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. The Company expects to use the services of The Altman Group to assist in soliciting proxies and, in such event, the Company expects to pay approximately $3,000 for such services. Original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, The Altman Group. No additional compensation will be paid to the Company’s directors, officers or other regular employees for such services.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one (1) copy of the Proxy Statement and annual report may have been sent to multiple shareholders in a shareholder’s household. The Company will promptly deliver a separate copy of either document to any shareholder who contacts the Company’s investor relations department at (408) 435-0800, or by mail to Investor Relations Department, Pericom Semiconductor Corporation, 3545 North First Street, San Jose, California 95134, requesting such copies. If a shareholder is receiving multiple copies of the Proxy Statement and annual report at the shareholder’s household and would like to receive a single copy of the proxy statement and annual report for a shareholder’s household in the future, shareholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Pursuant to the Bylaws of the Company, our Board of Directors has fixed the authorized number of directors at five as of the date of the Annual Meeting. Five directors will be elected at the Annual Meeting. Each of the nominees named below currently serves as a director of the Company, and each such nominee has consented to being named in this proxy statement and, if elected as a director of the Company, to serve until his term expires.

The five nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the five nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director, but if such unexpected event occurs, the proxy holders intend to vote all proxies received by them for such substitute nominee(s) as our Board of Directors may propose.

The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

Millard (Mel) Phelps, who is a current member of our Board of Directors, has notified us that he will not be standing for re-election at the Annual Meeting but intends to serve the remainder of his term ending at the annual meeting. Mr. Phelps, age 80, has served as a director since 1999.

Set forth below are the names, ages and certain biographical information relating to the director nominees as of October 15, 2008.

The Board of Directors recommends a vote FOR the nominees listed below.

Name of Nominee	Age	Principal Occupation	Director Since
Alex Chiming Hui	51	Chief Executive Officer, President and Chairman of the Board of Directors	1990
Chi-Hung (John) Hui, Ph.D.	53	Senior Vice President, Research and Development and Director	1990
Hau L. Lee, Ph.D. (1),(2),(3)	55	Director	1999
Siu-Weng Simon Wong, Ph.D. (1),(2),(3)	54	Director	2006
Michael J. Sophie (1)	51	Director	2008

(1)	Member of Audit Committee.

(2)	Member of Nominating and Corporate Governance Committee.

(3)	Member of Compensation Committee.

Mr. Alex Chiming Hui has been Chief Executive Officer, President and a member of the Board of Directors of the Company since its inception in June 1990, and was elected Chairman of the Board of Directors of the

Company in July 1999. Mr. Hui is also the Chief Executive Officer of the Company’s subsidiaries, SaRonix-eCERA Corporation and Pericom Taiwan Limited Corporation. From August 1982 to May 1990, Mr. Hui was employed by LSI Logic Corporation, most recently as its Director of Advanced Development. From August 1980 to July 1982, Mr. Hui was a member of the technical staff of Hewlett-Packard Company. Mr. Hui holds a B.S.E.E. from the Massachusetts Institute of Technology and an M.S.E.E. from the University of California at Los Angeles.

Dr. Chi-Hung (John) Hui is currently Senior Vice President, Research and Development, of the Company. Prior to September 2005, he served as the Company’s Vice President, Technology. He has been a member of the Board of Directors of the Company since its inception in June 1990. Dr. Hui also serves on the Board of Directors at one of the Company’s subsidiaries, SaRonix-eCERA Corporation and one of the Company’s affiliates, Pericom Technology, Inc. From August 1987 to June 1990, Dr. Hui was employed by Integrated Device Technology, most recently as Manager of its Research and Development Department. From August 1984 to August 1987, Dr. Hui was a member of the technical staff of Hewlett-Packard Company. Dr. Hui holds a B.S.E.E. from Cornell University and an M.S.E.E. and a Ph.D. in Electrical Engineering from the University of California at Berkeley.

Dr. Hau L. Lee has been a member of the Board of Directors since July 1999. From February 1997 through June 2002 Dr. Lee was the Kleiner Perkins, Mayfield, Sequoia Capital Professor in the Department of Industrial Engineering and Engineering Management at Stanford University, and from July 2002 through the present has been the Thoma Professor of Operations, Information and Technology Management at the Graduate School of Business at Stanford University. He is the founding and current director of the Stanford Global Supply Chain Management Forum, and has consulted extensively for companies such as Hewlett Packard, Sun Microsystems, IBM, Xilinx Corporation, Motorola and Andersen Consulting. In October 2004, Dr. Lee joined the board of Integrated Distribution Services Group, Limited, a distribution and logistics services company based in Hong Kong. Dr. Lee is a graduate of the University of Hong Kong and earned his M.S. in Operational Research from the London School of Economics and his M.S. and Ph.D. degrees in Operations Research from the Wharton School at the University of Pennsylvania.

Dr. Siu-Weng Simon Wong Dr. Siu-Weng Simon Wong has been a member of the Board of Directors since September 2006. In 1988, he joined Stanford University where he is now Professor of Electrical Engineering at Stanford University. Dr. Wong is a Fellow of the IEEE. From 2001 to 2003, Dr. Wong was the CEO of the Hong Kong Applied Science and Technology Research Institute. In 1998, Dr. Wong was a member of the team that founded Atheros Communications, a fabless semiconductor company focusing on WiFi products. From 1998 to 2000, he served as the VP of Manufacturing at Atheros. Dr. Wong is an expert in CMOS devices and integrated components for RF operations. He received his Ph.D. from the University of California, Berkeley.

Mr. Michael J. Sophie has been a member of the Board of Directors since August 2008. Since May 2006 Mr. Sophie has served on the Boards of several private companies and has provided advisory services. From October 2007 to December 2007, Mr. Sophie served on the Board of Directors of Marvell Technology Group, a provider of storage, communications and consumer silicon solutions. From March 2003 to January 2007, Mr. Sophie served on the Board of Directors of McData Corporation, a provider of storage networking solutions..  He was  previously employed at UTStarcom, Inc., a global seller of telecommunications hardware and software products, serving as chief financial officer from August 1999 through August 2005, and as chief operating officer from June 2005 through May 2006.  Previously, Mr. Sophie held executive positions at P-Com, Inc., a developer of network access systems, from August 1993 to August 1999, including Vice President Finance, Chief Financial Officer and Group President.  From 1989 through 1993, Mr. Sophie was Vice President of Finance at Loral Fairchild Corporation, a unit of Loral, a defense electronics and communications company.  He holds a B.S. from California State University, Chico and an M.B.A. from the University of Santa Clara.  On May 1, 2008, the SEC issued an order in which UTStarcom, its then CEO, and Mr. Sophie, its then CFO, were ordered to cease and desist from causing or committing violations of federal securities laws described in the order. These laws require filing accurate periodic reports with the SEC, making and keeping accurate books and records, devising and maintaining adequate internal accounting controls, and accurately providing the officer’s certification that must accompany a publicly traded company’s periodic reports. The order states that the two individuals failed to implement and maintain adequate internal controls and falsely certified that UTStarcom’s financial statements and books and records were accurate, as more fully set forth in the order. Mr. Sophie also agreed to pay a civil fine of $75,000. Mr. Sophie consented to the order without admitting or denying the findings (other than SEC jurisdiction). The order did not prevent Mr. Sophie from serving as an officer or director of a publicly traded company.

Board Meetings and Committees

The Board of Directors of the Company held four meetings during fiscal year 2008 (“FY 2008”). During the last fiscal year, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served. The Company encourages, but does not require, its Board members to attend the annual shareholders meeting. All of the Company’s directors attended the 2007 Annual Meeting.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that a majority of the current Board members, Dr. Lee, Dr. Wong, Mr. Phelps and Mr. Sophie is “independent” as that term is defined in Rule 4200 of the listing standards of the Marketplace Rules of the NASDAQ Stock Market LLC. Mr. Phelps is not standing for re-election, but the Company expects that the Board will continue to have a majority of independent directors immediately following the Annual Meeting.

The current members of the Audit Committee are Dr. Lee, Dr. Wong, Mr. Phelps and Mr. Sophie, who serves as Chairman since joining the Board in August 2008. Mr. Phelps had served as interim Chairman since July 2007. The Audit Committee held four meetings during FY 2008. The primary function of the Audit Committee is to assist the Board of Directors in overseeing management’s conduct of the Company’s (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) systems of internal controls; and (3) annual independent audit of the Company’s financial statements. See “Report of the Audit Committee of the Board of Directors.” The Board adopted and approved a written charter for the Audit Committee in April 2000 and approved an amended and restated charter in July 2004. The Board of Directors has further determined that Mr. Sophie qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

The current members of the Compensation Committee are Dr. Wong, Mr. Phelps and Dr. Lee, who serves as Chairman. The Compensation Committee held one meeting during FY 2008. The Compensation Committee, operating under a written charter, reviews and approves the compensation and benefits for the Company’s executive officers, and administers the Company’s 2004 Stock Incentive Plan, 2001 Stock Incentive Plan, the 1995 Stock Incentive Stock Plan and 2000 Employee Stock Purchase Plan. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in the listing standards of NASDAQ.

The Nominating and Corporate Governance Committee held three meetings in FY 2008. The Nominating and Corporate Governance Committee was formed in October 2001 and operates under a written charter. In October 2007, the Board amended the Nominating and Compensation Committee’s charter to provide for greater focus on identifying potential Board of Director candidates. The current members of the Nominating and Corporate Governance Committee are Dr. Lee, Dr. Wong and Mr. Phelps, who serves as Chairman. As noted above, Mr. Phelps will not be standing for re-election at the Annual Meeting. The Board has determined that all members of the Nominating and Corporate Governance Committee are “independent” as that term is defined in the listing standards of NASDAQ. The Nominating and Corporate Governance Committee monitors the size and composition of the Company’s Board of Directors and addresses corporate governance matters. Prior to the Company’s Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee, pursuant to guidelines designed to highlight the necessary qualifications, assists the existing Board in selecting the candidates who will be presented to the Company’s shareholders for election to serve the Company until the next annual meeting.

The Nominating and Corporate Governance Committee considers and makes recommendations to the Board of Directors regarding any shareholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of shareholder proposals. The Nominating and Corporate Governance Committee will review periodically whether a more formal policy should be adopted. Shareholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company at 3545 North First Street, San Jose, California 95134, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating shareholder’s ownership of the Company’s Common Stock at least 120 days prior to the anniversary of the date of the prior year’s annual meeting, to assure time for meaningful consideration by the Nominating and Corporate Governance Committee. A notice recommending that the committee consider a candidate will not be treated as a proposal to bring business before an annual meeting unless the proponent reasonably indicates the latter intention and complies with the advance notice provisions of our bylaws referred to below under “Deadline for Receipt of Shareholder Proposals.” There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder vote. During 2007, the Nominating and Corporate Governance Committee engaged David Powell Inc., a third-party recruiting firm to identify and evaluate new director candidates. David Powell Inc. identified and evaluated Mr. Sophie as a new candidate and Mr. Sophie was appointed by the Board of Directors to serve as a member of the Board on August 25, 2008.

In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers the individual’s experience in the semiconductor and related industries, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

All members of the Nominating and Corporate Governance Committee are independent directors within the meaning of Rule 4200 of the Marketplace Rules of the NASDAQ Stock Market, Inc.

Access to Corporate Governance Policies

The Company has adopted a Code of Business Conduct and Ethics that applies to, among others, the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, which is designed to qualify as a “code of ethics” within the meaning of SEC rules. Any amendments to or waivers from, any provision of the Code of Business Conduct and Ethics will be promptly disclosed to the public as respectively required by SEC rules and the NASDAQ listing standards. To the extent permitted by such requirements, the Company intends to make such public disclosure by posting the relevant material on its website in accordance with SEC rules.

The charters of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and the Company’s Code of Business Conduct and Ethics are available on the Company’s website at www.pericom.com. Copies of such documents will also be provided to any shareholder upon written request directed to Investor Relations, Pericom Semiconductor Corporation, at 3545 North First Street, San Jose, California 95134.

Communication between Shareholders and Directors

The Company’s Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors. Nevertheless, every effort has been made to ensure that the views of shareholders communicated to our Board are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders on a timely basis. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, shareholders wishing to formally communicate with the Board of Directors may send communications directly to Alex C. Hui, Chairman of the Board, c/o Pericom Semiconductor Corporation, 3545 North First Street, San Jose, California 95134.

Compensation Committee Interlocks and Insider Participation

Pericom Technology, Inc., a British Virgin Islands corporation (“PTI”), described below under “Certain Relationships and Related Transactions,” does not have a compensation committee and the duties generally ascribed to such a committee are undertaken by the board of directors. Dr. Chi-Hung (John) Hui, an executive officer and director of the Company, is a director of PTI. Mr. Alex Hui serves as Chief Executive Officer and a director of PTI, and he is also an executive officer and director of the Company.

Relationships among Directors or Executive Officers

Mr. Hui and Dr. Hui are brothers.

Director Compensation

Compensation for non-employee directors during FY 2008 generally consisted of an annual retainer, meeting fees, committee membership fees, initial and annual share-based awards.

Annual Retainer and Committee Membership Fees

For period from July 1, 2007 through March 31, 2008, the retainer and committee meeting fee program for all non-employee directors consisted of the following components:

•	Retainer: Each non-employee director received a cash retainer of $1,000 per month. The Chairman of the Audit Committee was paid a retainer of $1,500 per month.

•
Committee Meeting Fees:  Each non-employee director was paid $1,000 in cash per quarterly meeting and $500 for each telephonic meeting. The Chairman of the Audit Committee was paid $2,000 per meeting and members of the audit committee received $1,500 per meeting. All other Chairmen of other committees received $1,500 per meeting and all other members received $1,000 per meeting.

Effective April 1, 2008, under our new non-employee director compensation policy, a non-employee director receives annual retainer and committee members fees as follows:

Type of Fee	Amount

Annual Board Retainer (1)	$25,000
Additional Annual Fee to Chairperson of Audit Committee (2)	$20,000
Additional Annual Fee to Chairperson of Compensation Committee (3)	$10,000
Additional Annual Fee to Chairperson of Nominating & Governance Committee (4)	$6,000
Additional Annual Fee to non-Chairperson Member of Audit Committee (2)	$7,500
Additional Annual Fee to non-Chairperson Member of Compensation Committee (3)	$4,000
Additional Annual Fee to non-Chairperson Member of Nominating & Governance Committee (4)	$3,000

(1)	An additional $1,000 per meeting fee will be provided for every meeting exceeding 8 annual meetings.
(2)	A $1,000 per meeting fee will be provided for every meeting exceeding 10 annual meetings.
(3)	A $1,000 per meeting fee will be provided for every meeting exceeding 5 annual meetings.
(4)	A $1,000 per meeting fee will be provided for every meeting exceeding 4 annual meetings.

Share-Based Awards

For the period from July 1, 2007 through March 31, 2008, the Company’s non-employee directors received automatic stock option grants upon joining the Board of Directors in the amount of 12,000 shares and 6,000 shares annually thereafter under the Company’s 2001 Stock Incentive Plan or 2004 Stock Incentive Plan. Annually, the Chairman of the Audit Committee automatically receives an additional stock grant in the amount of 2,000 shares. Options vested immediately upon grant. The exercise price of such stock options was equal to the fair market value of the underlying Common Stock on the date of grant.

Effective April 1, 2008, under our new non-employee director compensation policy, a non-employee director, at the time of his or her election or appointment to the Board receives (i) an initial option grant to purchase 8,000 shares of the Company’s Common Stock (the “Initial Option Grant”), and (ii) an initial grant of 4,000 restricted stock units of the Company’s Common Stock (the “Initial Unit Grant”), both of which vest over 3 years as more fully described below. Each non-employee director receives an annual award consisting of (i) an option grant to purchase 3,000 shares of Common Stock (the “Annual Option Grant”), and (ii) a grant of 1,500 restricted stock units, both of which vest after one year. The Company did not issue directors any restricted stock in FY2008.  The initial and annual awards described above are granted under, and are subject to, the Company’s 2001 Stock Incentive Plan or 2004 Stock Incentive Plan. The exercise price of stock option grants made under the Initial and Annual Option Grant is equal to the closing price of a share of the Company’s Common Stock on the NASDAQ Global Select Market on the date of grant.

A restricted stock unit awarded to our non-employee directors represents a contractual right to receive one share of the Company’s Common Stock if the time-based vesting requirements are satisfied. Subject to the non-employee director’s continued service, the restricted stock units subject to the Initial Unit Grant vest in three substantially equal annual installments on each of the first through third anniversaries of the grant date. Restricted stock units will generally be paid in an equivalent number of shares of the Company’s Common Stock as they become vested.

The table below summarizes the compensation earned by our non-employee directors during the fiscal year ended June 28, 2008. Mr. Alex Chiming Hui and Dr. Chi-Hung (John) Hui are employees, executive officers, and directors of Pericom. They are not included in the table below because they do not receive any additional compensation for services provided as directors.

Directors Compensation Table for the Fiscal Year Ended June 28, 2008

Name (2) (3)	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Hau Lee, Ph.D.	35,875	46,627	82,502
Millard (Mel) Phelps(4)	41,250	46,627	87,877
Siu-Weng Simon Wong, Ph.D.	30,375	46,627	77,002
Gary Fischer (5)	—	—	—

(1)
These dollar amounts reflect the compensation expenses recognized by our company in FY 2008 for financial statement reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123R”)(disregarding any estimate for forfeitures), for all equity awards made in or before FY 2008. Therefore, these amounts do not represent payments actually received by the directors. The full grant date fair value of options granted in FY 2008 computed in accordance with FAS 123(R), totaled $46,627 for Mr. Lee, $46,627 for Mr. Phelps, $46,627 for Mr. Wong, and 0 for Mr. Fischer.

• The assumptions used to calculate the value of the awards are set forth in Note 14 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended June 28, 2008.
(2)	As of June 28, 2008, each director had the following numbers of shares underlying stock options then outstanding: Dr. Lee: 56,000; Mr. Phelps: 26,000; Dr. Wong: 18,000.
(3)	Mr. Sophie joined our Board in August 2008, after the end of our last fiscal year, and is therefore not included in the table.
(4)	Mr. Phelps will not be standing for re-election at the Annual Meeting.
(5)	Mr. Fischer resigned from our Board in July 2007.

The required vote for Proposal No. 1 is described above under “Information Concerning Solicitation and Voting - Voting and Solicitation.”

The Board of Directors unanimously recommends a vote FOR the election of each of the five director nominees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT AND RESTATEMENT OF 2004 STOCK INCENTIVE PLAN

The Company’s shareholders are being asked to approve the amendment and restatement of the Company’s 2004 Stock Incentive Plan, as last amended and restated on January 24, 2005 (the “Plan”). Our Board of Directors approved the amendment and restatement of the Plan on October 14, 2008, subject to shareholder approval. The amendment and restatement of the Plan will become effective immediately upon shareholder approval of this proposal at the Annual Meeting.

PROPOSED AMENDMENTS TO THE 2004 STOCK INCENTIVE PLAN

The Company’s shareholders are now being asked to approve the amendment and restatement of the Plan, including the following amendments:

•
an increase from 2,250,000 to 5,250,000 of the aggregate number of shares of the Company’s common stock authorized for issuance pursuant to awards granted under the Plan and available for grant as “incentive stock options” qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), under the Plan;

•	amended share counting provision requiring the reduction of the aggregate share limit (described in the first bullet point) by:

▪
1.5 shares for each share of the Company’s common stock delivered under a full value award (a “full value award” is an award for which a participant pays no exercise or purchase price (or an exercise or purchase price equal to less than the fair market value of the underlying shares on the date of grant));

▪	shares of the common stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or option;

▪	shares of the common stock used to pay the exercise price or withholding taxes related to an award; and

▪	shares of the common stock repurchased on the open market with the proceeds of an option exercise;

•	the imposition of a maximum term of ten years on options and stock appreciation rights granted under the Plan;

•	modifications clarifying the prohibition on repricing of options and stock appreciation rights without shareholder approval;

•	modifications identifying the Plan administrator’s authority relating to awards granted to participants residing outside of the United States;

•	clarifying provision regarding the limits on transfer of awards;

•	a revised definition of “fair market value” of the common stock;

•	a revised capitalization adjustment provision clarifying that specified adjustments upon certain capitalization events are automatic and non-discretionary;

•	an extension of the term of the amendment and restatement of the Plan to the tenth anniversary of the date the Plan is approved by the Company’s shareholders;

•	the authorization of the Plan administrator to take such actions that it determines to be necessary or appropriate to exempt an award from or to comply with Section 409A of the Code.

If approved by the shareholders, an additional 3,000,000 shares of common stock will be made available for issuance under awards granted pursuant to the Plan. As of September 18, 2008, 4,087,630 shares were subject to outstanding awards granted under the Plan, and 838,954 shares remained available for any new awards to be granted in the future. If the amendment and restatement of the Plan is approved by the shareholders, as of September 18, 2008, a maximum of 3,838,954 shares will be available for issuance pursuant to new awards granted in the future. As of September 18, 2008, 4,087,630 shares were subject to outstanding options and stock appreciation rights granted under the Plan, and 117,020 shares were subject to outstanding full value awards. As of September 18, 2008, the weighted average term of outstanding options and stock appreciation rights was 5.29 years, and the per share weighted average exercise or purchase price of outstanding options and stock appreciation rights was $13.59.

The Company believes that the proposed amendments to the Plan will benefit the Company and its shareholders by helping the Company attract and retain high quality personnel and remain competitive in its compensation practices.

We are seeking approval of the Plan, as amended, to comply with Section 422 and Section 162(m) of the Code, and with NASDAQ listing standards.

The required vote for Proposal No. 2 is described above under “Information Concerning Solicitation and Voting - Voting and Solicitation.”

The Board of Directors unanimously recommends a vote for Proposal No. 2, to approve the amendment and restatement of the Company’s 2004 Stock Incentive Plan.

Capitalized terms used in this Proposal No. 2 will have the same meaning as in the Plan unless otherwise indicated.

A general description of the material terms of the amendment and restatement of the Plan incorporating the amendments is set forth below. This description is qualified in its entirety by the terms of the Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

GENERAL DESCRIPTION

PURPOSE. The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to employees, directors and consultants, and to promote the success of the Company’s business.

SHARES RESERVED FOR ISSUANCE UNDER THE PLAN. As proposed to be amended, a total of 5,250,000 shares of the Company’s common stock will be reserved for issuance under the Plan, subject to adjustment only in the event of a stock split, stock dividend, or other similar change in the common stock or capital structure of the Company. All of the shares of common stock reserved for issuance under the Plan may be issued pursuant to incentive stock options qualified under Section 422 of the Code.

The number of shares of common stock available for issuance pursuant to awards granted under the Plan will be reduced by 1.5 shares for each share that is delivered pursuant to full value awards. In addition, shares of common stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or option, shares of common stock used to pay the exercise or purchase price or withholding taxes related to an outstanding award, and shares of common stock repurchased on the open market with the proceeds of the option exercise price will not be made available again for issuance as awards under the Plan. Unvested shares of common stock that are forfeited or repurchased by the Company shall again become available for issuance pursuant to future awards granted under the Plan. Shares of common stock that the Company issues to assume or substitute for outstanding awards of another entity acquired by the Company will not count against the shares of the Company’s common stock available under the Plan.

ADMINISTRATION. The Plan is administered, with respect to grants to employees and consultants, by the plan administrator (the “Administrator”), defined as the board of directors (the “Board”), one or more committees or officers designated by the Board, or a subcommittee appointed by the committee. The Plan will be administered by the compensation committee. With respect to grants to officers, the committee will be designated in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code. The full Board will administer the Plan with respect to awards granted to non-employee directors.

ELIGIBILITY. The Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights and other awards under the Plan (collectively referred to as “awards”). Stock options granted under the Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees of the Company and any subsidiary of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants of the Company and any Related Entity. Under the Plan, awards may be granted to employees, directors or consultants who are residing in non-U.S. jurisdictions. As of September 18, 2008, approximately 220 persons were in the class of persons eligible to participate in the Plan.

TERMS AND CONDITIONS OF AWARDS. Subject to applicable laws, the Administrator has the authority to select the employees, directors and consultants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of the Company's common stock or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above section of this Proposal No. 2 “Shares Reserved for Issuance under the Plan”), to approve award agreements for use under the Plan, to determine the terms and conditions of any award, to construe and interpret the terms of the Plan and awards granted and any other matters arising in connection with the Plan or an award, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, to determine the form of payment for an award, to determine when an award may be canceled, forfeited or surrendered, and to take any other action and make all other decisions and determinations that are not inconsistent with the terms of the Plan. The Administrator also determines the vesting schedule applicable to an award, except that full value awards subject to performance-based vesting may not vest during a period of less than 1 year from the date of grant, and other full value awards granted under the Plan may not vest during a period of less than 3 years from the date of grant. The vesting schedule for full value awards may only be amended in the event of a Corporate Transaction, a Change in Control or the participant’s death or Disability.

Each award granted under the Plan will be designated in an award agreement. In the case of an option, the option will be designated as either an incentive stock option or a nonqualified stock option. To the extent that the aggregate fair market value of shares of the Company's common stock subject to incentive stock options that become exercisable for the first time by a participant during any calendar year exceeds $100,000, the excess options will be treated as nonqualified stock options. The Administrator in its sole discretion may substitute options granted under the Plan with the same number of stock appreciation rights at any time before or upon exercise of the option, if the award agreement so provides.

The Administrator will determine the term of an award, except that the term of any option or stock appreciation right may not be for more than 10 years (or 5 years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award.

The Plan authorizes the Administrator to grant incentive stock options and nonqualified stock options at an exercise price not less than 100% of the fair market value of the Company’s common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). In the case of stock appreciation rights, the base appreciation amount may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. In the case of awards intended to qualify as performance-based awards, the exercise or purchase price, if any, may not be less than 100% of the fair market value per share on the date of grant. As of September 18, 2008, the fair market value of a share of the Company’s common stock was $11.43. In the case of all other awards granted under the Plan, the Administrator will determine the exercise or purchase price and the form and method of payment. The exercise or purchase price is generally payable in cash, check, shares of the Company’s common stock, with respect to options, payment through a broker-dealer sale and remittance procedure, or any other form and method permitted by law. The Plan does not permit directors and certain executive officers to pay the exercise or purchase price of an award with a loan from or arranged by the Company in violation of the Exchange Act.

Under the Plan, the Administrator may establish one or more programs under the Plan to permit selected participants to elect to defer receipt of consideration payable under an award. The Administrator also may establish separate programs for the grant of particular forms of awards under the Plan to one or more classes of participants.

Under the Plan, the Administrator has the sole discretion to determine which Related Entities are covered by the Plan and modify the terms of any award to an employee, director or consultant residing in a jurisdiction outside of the U.S. The Administrator may also adopt rules, procedures and subplans applicable to Related Entities or participants residing in particular locations.

Unless the Plan or an award provides otherwise, a participant will not have the rights of a shareholder with respect to shares covered by an award, including the right to vote or receive dividends, until the participant becomes the record owner of the shares covered by the award.

TERMINATION OF SERVICE. An award may not be exercised after the expiration date of the award as set forth in the award agreement. In the event a participant in the Plan terminates continuous service with the Company, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award will terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, will convert automatically to a nonqualified stock option and thereafter will be exercisable as a nonqualified stock option to the extent exercisable by the terms of the award for the period specified in the award agreement.

LIMITS ON TRANSFER OF AWARDS. Under the Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant. Unless otherwise provided by the Administrator, no award may be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution or pursuant to a beneficiary designation to certain persons as provided for in the award. No right or interest of a participant in any award may be pledged, encumbered or hypothecated in favor of any party other than the Company or one of the Company’s subsidiaries. No right or interest of a participant in any award may be subject to a lien, obligation or liability of the participant to anyone other than the Company or a subsidiary of the Company.

SECTION 162(M) OF THE CODE. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 500,000 shares. In addition, in connection with a participant's commencement of continuous service, a participant may be granted during a calendar year options and stock appreciation rights for up to an additional 250,000 shares, which will not count against the limit set forth in the previous sentence. The Administrator will adjust these limitations proportionately in connection with any change in the Company's capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company, and the Administrator’s determination will be final, binding and conclusive. Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1,000,000 paid to the Company's chief executive officer and the 3 other most highly compensated officers of the Company. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under the plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company's common stock on the date of grant is deemed to be inherently performance-based, since these awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, if any option or stock appreciation right is canceled, the cancelled award will continue to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant.

For full value awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 500,000 shares. To the extent required under Section 162(m) of the Code, if a full value award is cancelled, the number of shares covered by the cancelled award will continue to count against the maximum number of shares subject to full value awards that may be granted to the participant in a calendar year. In order for full value awards to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The Administrator may consider the following performance criteria when granting performance-based awards, as applicable to the overall performance of the Company or Related Entities or to the performance of any individual division or business unit of the Company or any Related Entity:

•	increase in share price,
•	earnings per share,
•	total shareholder return,
•	operating margin,
•	gross margin,
•	return on equity,
•	return on assets,
•	return on investment,
•	operating income,
•	net operating income,
•	pre-tax profit,
•	cash flow,
•	revenue,
•	expenses,
•	earnings before interest, taxes and depreciation,
•	economic value added, and
•	market share

The Administrator may in its discretion, adjust or modify the calculation of the performance criteria to prevent dilution or enlargements of the rights of participants in a manner that is consistent with the requirements of Code Section 162(m).

CHANGE IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, will be equitably adjusted in the event of (A) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the common stock of the Company, (B) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, or (C) as the Administrator may determine, any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction. Conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” These adjustments will be nondiscretionary, and their determination will be final, binding and conclusive on the participant and the Company.

CORPORATE TRANSACTION. Effective upon the consummation of a Corporate Transaction, all outstanding awards will terminate to the extent the successor entity does not assume the awards. In the event that the successor entity does not assume or replace an outstanding award in connection with a Corporate Transaction, the award will automatically become fully vested and exercisable for all of the shares at the time represented by the award, immediately prior to the effective date of the Corporate Transaction. In the event that the successor entity assumes or replaces an outstanding award in connection with a Corporate Transaction, the award will automatically become fully vested and exercisable for all of the shares at the time represented by the award if the participant is terminated without cause within 12 months after the effective date of the Corporate Transaction.

AWARD AMENDMENTS. No amendment to an award may adversely affect in any material way a participant’s rights under an outstanding award without the written consent of the participant, except that certain amendments will not be deemed to adversely and materially affect the participant’s rights.

CHANGE IN CONTROL. In the event of a Change in Control, an award will automatically become fully vested and exercisable for all of the shares at the time represented by the award if the participant is terminated without cause within 12 months after the effective date of the Change in Control.

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board may at any time amend, suspend or terminate the Plan, except that no such action may adversely affect in any material way the rights of a participant under an outstanding award. The Plan will terminate 10 years from the date of its approval by our shareholders, unless terminated earlier by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to participants residing within that jurisdiction, the Company will obtain shareholder approval of amendments to the Plan in the manner and to the degree required.

PLAN TERM. Unless terminated earlier by the Board, the Plan will terminate, and no awards may be granted following, 10 years from the date that the amendment and restatement of the Plan is approved by our shareholders. However, no incentive stock options may be granted under the Plan after the tenth anniversary of the date that the adoption of the amendment and restatement of the Plan was approved by the Board.

NO REPRICING OF OPTIONS AND STOCK APPRECIATION RIGHTS. Shareholder approval is required to amend an option or stock appreciation right to reduce the per-share exercise price of the option or stock appreciation right below the fair market value of a share of the Company’s common stock on the date of grant, or to grant an option or stock appreciation right in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right having a lower per share exercise price, unless the award is adjusted or amended in connection with a change in capitalization, or a Corporate Transaction or Change in Control.

NUMBER OF AWARDS GRANTED. The number of awards that may be made in the future to eligible participants under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth the aggregate number of shares subject to options that have been granted to the individuals and groups indicated below under the Plan since its inception through September 18, 2008.

Name of Individual or Group	Number of Shares Underlying Options Granted
Alex Chiming Hui	1,590,500
Chi-Hung (John) Hui	1,272,800
Angela Chen	93,500
Gerry Liu	117,900
Current executive officers as a group	3,074,700

Name of Individual or Group	Number of Shares Underlying Options Granted
Hau L. Lee	66,000
Millard (Mel) Phelps	72,000
Siu-Weng Simon Wong	28,000
Michael J. Sophie	8,000
Current non-employee directors as a group	174,000
All current employees, including officers other than executive officers, as a group	16,239,084

CERTAIN FEDERAL TAX CONSEQUENCES.

The following is a general summary under current law of the material U.S. federal income tax consequences to the Company and participants under the Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. Any tax consequences applicable to non-U.S. participants are governed by the tax laws of the countries in which the participant resides or to which the participant is otherwise subject. The summary does not discuss all aspects of income taxation that may be relevant in light of a participant’s personal investment circumstances. THE COMPANY MAKES NO REPRESENTATION THAT AN AWARD WILL QUALIFY FOR FAVORABLE TAX TREATMENT UNDER THE LAWS OF THE UNITED STATES OR IN NON-U.S. JURISDICTIONS OR WILL AVOID ADVERSE TAX TREATMENT. This summarized tax information is not tax advice.

INTERNAL REVENUE CODE SECTION 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on nonqualified deferred compensation arrangements. These new requirements affect an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than 6 months after such officer’s separation from service.

Certain awards under the Plan may be subject to the requirements of Section 409A in form and in operation. For example, restricted stock units and other awards that provide for deferred compensation will be subject to Section 409A. If an award under the Plan is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

NONQUALIFIED STOCK OPTIONS. The grant of a nonqualified stock option under the Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

INCENTIVE STOCK OPTIONS. The grant of an incentive stock option under the Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within 2 years after the incentive stock option was granted, nor within 1 year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of these holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (A) the difference between the amount realized on the disposition and the exercise price or (B) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

RESTRICTED STOCK. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the grant of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions, and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is granted.

STOCK APPRECIATION RIGHTS. Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received by the participant upon such exercise reduced by the exercise price. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of an SAR. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR equal to the excess of (A) the amount realized on such disposition over (B) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount.

RESTRICTED STOCK UNITS. Recipients of restricted stock units generally should not recognize income until such units are settled. Upon settlement, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and the fair market value of the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon settlement of the restricted stock units, provided that settlement occurs at the time the award vests. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (A) the amount realized on such disposition over (B) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount.

DIVIDENDS AND DIVIDEND EQUIVALENTS. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Burr, Pilger & Mayer LLP conducted the audits of our financial statements for fiscal years 2008 and 2007. The Audit Committee has re-appointed Burr, Pilger & Mayer LLP as the independent registered public accounting firm to conduct the fiscal year 2009 audit of our financial statements, and the Board of Directors requests that our shareholders ratify this appointment.

Representatives from Burr, Pilger & Mayer LLP are expected to be present at the annual meeting. The representatives will have the opportunity to make a statement and will be available to respond to appropriate questions. In the event the shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Burr, Pilger & Mayer LLP for the audit of the Company’s annual financial statements for the year ended June 28, 2008 and June 30, 2007 and fees billed for other services rendered by Burr, Pilger & Mayer LLP during those periods.

	Fiscal 2008	Fiscal 2007
Audit Fees (1)	$601,503	$807,777
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—

(1)
Audit Fees consist of fees and expenses billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Burr, Pilger & Mayer LLP in connection with statutory and regulatory filings or engagements.

(2)
There were no Audit-Related Fees incurred in FY 2008 or 2007 which would have consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)
There were no Tax Fees incurred in FY 2008 or 2007 which would have consisted of fees billed for professional services rendered for tax compliance, tax advisor and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)	There were no All Other Fees incurred in FY 2008 or 2007 which would have consisted of fees for products and services other than the services reported above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services performed by the independent auditor. The Audit Committee will periodically grant general pre-approval of categories of audit and non-audit services. Any other services must be specifically approved by the Audit Committee, and any proposed services exceeding pre-approved cost levels must be specifically pre-approved by the Audit Committee. In periods between Audit Committee meetings, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve additional services, and his pre-approvals are then communicated to the full Audit Committee at its next meeting.

No audit-related, tax or other non-audit services were approved by our Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01, paragraph I(7)(i)I, of Regulation S-X during the 2008 or 2007 fiscal year.

The required vote for Proposal No. 3 is described above under “Information Concerning Solicitation and Voting - Voting and Solicitation.”

The Board of Directors unanimously recommends a vote FOR the ratification of Burr, Pilger &
Mayer LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth certain information concerning the executive officers and directors of the Company and their respective ages as of June 28, 2008:

Name	Age	Position(s)
Alex Chiming Hui	51	Chief Executive Officer, President and Chairman of the Board of Directors
Chi-Hung (John) Hui, Ph.D.	53	Senior Vice President, Research and Development and Director
Angela Chen	49	Vice President, Finance and Chief Financial Officer
Gerry Liu	52	Senior Vice President, Marketing
Hau L. Lee, Ph.D. (1), (2), (3)	55	Director
Millard (Mel) Phelps (1), (2), (3), (4)	80	Director
Siu-Weng Simon Wong, Ph.D. (1), (2), (3)	54	Director
Michael J. Sophie (1)	51	Director

(1)	Member of Audit Committee.

(2)	Member of Nominating and Corporate Governance Committee.

(3)	Member of Compensation Committee.

(4)	Mr. Phelps will not be standing for re-election at our Annual Meeting.

Biographical information concerning directors, who are standing for re-election to the Board, is set forth in “Proposal No. 1—Election of Directors” of this proxy statement. Set forth below is biographical information concerning the Company’s executive officers who are not directors.

Ms. Angela Chen has been Vice President, Finance and Chief Financial Officer of the Company since April 2006. Ms. Chen was VP Finance, Asia for the Company, overseeing the financial activities of the Company’s Asian operations including Pericom Taiwan Ltd, eCERA and PTI, from August 2005 until April 2006. Previously, Angela held the role of CFO and VP of Finance, Administration & IT of PTI, Pericom’s affiliated company in Asia, since May 2002. Prior to joining Pericom in 2002, Angela was Chief Operating Officer and VP, Finance, Administration & Operations of Feiya Technology Corporation, a technology company designing memory controllers and their applications, from 2001 to 2002, and was CFO and VP, Finance, Administration and IT with terminal manufacturer Wyse Technology Taiwan Ltd. From 1996 through 2001. Angela received her MBA with a major in Accounting from National Taiwan University, and her BA with a major in Accounting from Soochow University in Taiwan.

Dr. Gerry (Shao-Hung) Liu joined Pericom in May 2007 as Senior Vice President of Marketing. Prior to joining the Company, Dr. Liu was the Vice President of Marketing and CFO at S3 Graphics, an affiliate of VIA Technologies, a manufacturer of motherboard chipsets. Among his accomplishments during his seven years at VIA/S3 Graphics, he led the strategic restructuring of the company, which VIA acquired in 2000. Prior to joining VIA in 2000, Dr. Liu was Division President of Video Graphics at Trident Microsystems after serving as corporate Senior Vice President of Marketing. He was President and Founder of Knights Technology which was acquired by Electroglas, as well as Omega Micro which was later acquired by Trident Technologies. Dr. Liu has served as a director on multiple technology association boards and has been the recipient of the National Friendship Award by the China State Administration of Foreign Experts Affairs for his long-term contribution to its technology industry. Additionally, he received an Outstanding Alumni Award from the University of Illinois where he received his M.S.C.S. Dr. Liu also holds a B.S.E.E. from National Taiwan University and a Ph.D. in Computer Science from the University of California at Berkeley.

Compensation Discussion and Analysis

This section discusses our compensation program in FY 2008 for Alex Chiming Hui, our Chief Executive Officer (the “CEO”); Chi-Hung (John) Hui, our Senior Vice President, Research and Development; Angela Chen our Vice President, Finance and Chief Financial Officer; and Dr. Gerry (Shao-Hung) Liu, Senior Vice President, Marketing (collectively, the “named executive officers”).

Overview of Executive Compensation Program and Objectives

We believe we have a results-oriented executive compensation program. Our overall target executive compensation levels are in accordance with market compensation, but actual payment of the annual performance bonuses requires successful Company and individual performance. Our executive compensation program is designed to attract and retain qualified executive officers with strong leadership skills, commensurate knowledge and appropriate experience, while also considering the level of responsibility and performance required in each of the executive positions. In general, executives with the highest level and amount of responsibility have the lowest percentage of their annual compensation as base salary and highest percentage of their compensation at risk. In FY 2008, our executive compensation program consisted of these principal elements: (1) base salary; (2) an annual performance cash bonus, (3) stock options; and (4) personal benefits.

Objectives of our Compensation Program

The primary goal of our executive compensation program is to create and enhance the long-term value of shareholders’ equity. To reach this primary goal, we use various compensation elements, including base salary, performance based cash compensation, incentive share-based compensation and an employee stock purchase plan. We have developed our programs to fulfill several secondary goals:

•	To attract talent to our executive management team;

•	To align our executives’ objectives with the objectives of our shareholders;

•	To encourage the development of long-term corporate financial goals;

•	To foster fair treatment and respect for all our employees;

•	To empower our team to perform their functions ethically and forthrightly; and

•	To retain our professionals for long-term productive careers.

We review each executive’s compensation elements and the results each executive has obtained on an annual basis, modifying each package to optimize our team’s performance. In particular, the Compensation Committee (“the Committee”) of the Board of Directors reviews:

•	The executive officer’s level of responsibilities;

•	The executive officer’s achievement of goals and objectives which were established by the Committee for that executive in the prior year;

•	The executive officer’s contribution to our financial results;

•	The executive officer’s introduction of new initiatives to enhance the Company’s performance; and

•	The executive officer’s demonstrated leadership effectiveness.

We set overall target compensation in line with the average compensation level of selected companies to which we annually compare our executive compensation (as further described under “Elements of Our Compensation Program: Why We Chose Each, How Each Was Related to Our Objectives and How We Determined the Amounts” below). Fifty percent of actual bonus compensation depends on the successful achievement of financial performance goals against a specific performance metric for the Company and the remaining fifty percent of the annual bonus compensation depends on successful achievement of specified individual performance goals for each Executive.

What Our Compensation Program is Designed to Reward

Our executive compensation program is designed primarily to reward the achievement of financial goals using metrics which we believe are the best indicators of success for our business. Since we believe that a growing, profitable company creates stockholder value, the design of our executive compensation program in FY 2008 emphasizes the achievement of various measures of profitability and growth.

Company performance comprises fifty percent of the annual performance cash bonus plan. The metric we selected for our annual performance cash bonus plan is our actual diluted earnings per share for the fiscal year in comparison to previously established diluted earnings per share goal. The remaining fifty percent of the annual performance cash bonus is based on individual metrics which were tailored to each executive’s position and role at Pericom. Similar executive responsibilities were assigned similar bonus percentages but revenue goals were more highly weighted. We designed our annual performance cash bonus plan to emphasize stockholder value creation through improvement in the financial performance our Company and achievement of individualized targets relating to the portions of our business that these executives oversee and manage. Bonuses paid for FY 2008 were based on the Compensation Committee’s bonus plan adopted in FY 2007.

Through the use of stock options, our executive compensation program is also designed to reward growth in our stock price, which directly benefits our stockholders, and to provide strong incentives for the executives to remain employed with us.

Elements of Our Compensation Program: Why We Chose Each, How Each Was Related to Our Objectives and How We Determined the Amounts

In FY 2008, our executive compensation program consisted of the following four principal elements: (1) base salary; (2) annual performance cash bonus; (3) long-term incentive compensation in the form of stock options; and (4) personal benefits. The principal elements of our executive compensation program in FY 2008 are described below.

Base Salary.  Base salary represents the single, fixed component of the four principal elements of our executive compensation program and is intended to provide a baseline, minimum amount of annual compensation for our executives.

Senior Management. Our Chief Executive Officer (the “CEO”) reviews the compensation of each of the other executive officers each year, applying various measurement scores to each officer’s achievement of certain performance goals which were set for the prior year. The CEO presents the results of the measurements, along with his current compensation recommendations, to the Compensation Committee of the Board of Directors, comprised of independent directors, annually. The Committee reviews each executive’s performance, as measured and reported by the CEO, reviews the overall Company’s performance as related to the goals set by the Board of Directors and either grants or amends the CEO’s recommendations, based on the Committee members’ judgment of the facts and circumstances.

The Committee uses a variety of tools to assist in determining appropriate executive officer compensation and the components of that compensation, including, but not limited to, our performance, the executive’s performance, independent surveys, such as the Radford survey, and comparisons to public records of similarly sized industry peers. In considering the compensation by competitors, the Committee did not utilize any specific or numeric percentile or other benchmark in the comparison with these industry peers. In FY 2008, the companies used in the comparison were:

Ikanos Communications.
Epson Electronics America.

Monolithic Power Systems Inc.
Netlogic Microsystems Inc.
Pixelworks, Inc.
Trident Microsystems, Inc.

The Compensation Committee of the Board of Directors, comprised of independent outside directors, determines the annual salary for our CEO. The Compensation Committee determines the CEO’s compensation following criteria similar to those used to determine the compensation for our other executive officers. Because our CEO is the most responsible for the Company’s overall performance, more of his potential compensation is tied to the Company’s financial performance.

For the fiscal year ended June 28, 2008 the Committee increased the CEO’s annual base salary by 4% and the base salaries of the other executive officers between 4% and 5%, based on the executive officer’s level of responsibility and past performance.

Our CEO, Mr. Hui, also serves as the chief executive officer and on the Board of Directors of our subsidiary, SaRonix-eCERA Corporation. In FY 2008, SaRonix-eCERA paid Mr. Hui a salary of $29,576, plus $22,977 stock dividend and a bonus of $20,145. In FY 2007 SaRonix-eCERA paid Mr. Hui a salary of $27,374 and a bonus of $20,144.

Annual Performance Cash Bonus. Our annual performance cash bonus plan is formula-based and seeks to motivate our senior executives by rewarding them when our annual financial performance goals are met or exceeded and on the executive officer’s contribution to the Company’s achievement of specified financial and performance goals which we measure and monitor on an annual basis. The specific bonus formulas were selected to achieve target cash bonus amounts for our named executive officers based on corporate financial performance goals and on non-financial performance goals and targets that we chose for FY 2008. The specific bonus formulas have also been selected so that the relative difficulty of achieving the FY 2008 target bonuses generally increased as compared to achieving the fiscal 2007 target bonuses as further described below. We intend to continue this performance cash bonus plan for fiscal 2009.  We have not yet committed to any level of payments under our non-equity incentive plan or equity awards for fiscal 2009 and therefore none of these awards has been made to date in fiscal 2009.

As a group, approximately 16% of our total executive compensation for the fiscal year ended June 28, 2008 (“FY 2008”) was in the form of bonuses. Bonuses paid for FY 2008 were based on the Compensation Committee’s bonus plan adopted in FY 2007. The Company’s financial performance goals for FY 2008 were tied to diluted income per share, described below. The Company’s non-financial performance goals were assigned to individual executive officers and related to each officer’s function in the Company. These non-financial goals included such things as attaining a certain market-share, industry leadership, product innovation and development, operational efficiency and excellence, cost containment, innovation, development of new markets, increases in sales to existing customers, process improvement, retention of staff, meeting deadlines, improvement in customer satisfaction and reducing waste.

Corporate Financial Performance Goals

The Committee determined the financial performance goal for the Company for FY 2008 would be to achieve diluted income per share of $0.48 for the fiscal year. The Company achieved $0.64 for such fiscal year.

One-half of each executive officer’s bonus payment, with the exception of Mr. Liu, was calculated based on multiplying one-half of the officer’s target bonus by the product of (a) the percentage derived by comparing the Company’s actual financial performance to its target goal and (b) a percentage rating of the executive officer’s actual performance as compared to the executive officer’s target goals. For example, the Company reached 100% of its financial target for FY 2008 ($0.48/$0.64). For purposes of illustration, if an executive officer met 80% of the previously set goals for his position and the target or maximum bonus set for the officer was $50,000, then the officer would have received $20,000 for the Company’s financial performance portion of his bonus (100% x 80% x $50,000/2). As noted above, no portion of Mr. Liu’s commission was contingent on the achievement of corporate financial performance goals.

Corporate Non-Financial Performance Goals

The remaining one-half of each executive officer’s bonus was determined based on such executive officer’s performance, unrelated to the Company’s financial performance. Using the illustration in the previous paragraph, if the executive officer achieved 80% of his or her individual goals, the officer would receive $20,000 for the non-financial performance portion of the bonus plan (80% x $50,000/2).

The Compensation Committee believes that this bonus plan is fair and equitable, rewarding strong performance while penalizing poor performance even in situations where the Company does well.

The Committee determined a minimum level of individual performance which each executive officer had to obtain before he or she could be eligible for any part of his or her bonus. If an individual executive officer did not reach at least the sixtieth percentile of achievement in his or her personal performance measurement in FY 2008 that officer would not be eligible for any part of the bonus. If the Company did not reach at least the fiftieth percentile in its performance measurement, the Company performance based part of the bonus would not have been paid.

We believe the most important factors against which we measure each executive officer’s performance were delivery of Company’s performance in comparison to plan and secondarily the individual’s performance in comparison to individual objectives and goals.

The following table lists the specific performance goals that we set for each of our executive officers for FY 2008 and weighting assigned to corporate non-financial performance goals:

Named Executive Officer	Individual Performance Goals Set for FY 2008

Alex Chiming Hui	Achievement of predetermined Corporate EPS performance and the average combined performance of the executive officer staff (collectively weighted at 100%)

Chi-Hung (John) Hui
Achieve research, development and implementation of advanced product features for specific product lines and for new business opportunities (collectively weighted at 85%)

Achieve implementation of other advanced product features for a specific product line (15%)

Angela Chen	Implementation of information technology infrastructure, performance of specific reporting goals (collectively weighted at 65%) Performance of specific financial goals (collectively weighted at 35%)

Gery (Shao-Hung) Liu
Increase margin and revenue share for specific product lines and territories, achieve specific revenue growth for new product and new design introductions (collectively weighted at 65%)

Marketing and product proposals and assessments, other operating objectives and other financial measurements (collectively weighted at 35%)

In FY 2008 and in FY 2009 the Compensation Committee set the CEO’s bonus at maximum levels of 35% and 45%, respectively, of his base salary provided 100% of the Company’s financial performance and 100% of his individual goals were reached. With respect to FY 2008, after reviewing both performances, the Committee awarded Mr. Alex Chiming Hui a bonus of 23% of his base salary, or $68,141 and an additional $20,145 bonus paid in FY 2008 by SaRonix-eCERA for a combined total bonus award of 28.5% of his base salary, or $88,286 for his service in FY 2008.

Similarly, the maximum bonuses of the other executive officers range from 25% to 30% for FY 2008 and 30% to 35% for FY 2009 of those executives’ base salaries in FY 2008 and FY 2009, respectively, provided that 100% of the Company’s financial performance and 100% of each officer’s individual goals were reached. Accordingly, with respect to FY 2008, the Committee awarded Mr. Chi-Hung (John) Hui a bonus amounting to of $44,000, or 19.7% of his base salary and an additional $20,144 bonus paid in FY 2008 by SaRonix-eCERA for a combined total bonus award of 28.8% of his base salary, or $64,144 for his service in FY 2008. Ms. Chen received a bonus amounting to 29.3% of $34,941, or 18.6% of her base salary, or $55,086 for their services in FY 2008.

Special Bonus Formula for Dr. Liu.  Gery (Shao-Hung) Liu joined Pericom in May 2007 as Senior Vice President of Marketing. The Company negotiated a FY 2008 commission component to Mr. Liu’s compensation, based on his achieving his corporate non-financial performance goals established in the above table, for a total of $42,400 for FY 2008, representing 24.3% of his base salary. As noted above, no portion of Mr. Liu’s commission was based on the achievement of corporate financial performance as required for the other named executive officers.

 Long-term Incentive Compensation—Stock Options.  In FY 2008, our equity incentive program for our senior executives consisted exclusively of stock options. Stock options give the executives the right to purchase at a specified price (that is, the market price of our common stock on the date when the option is granted) a specified number of shares of our common stock for a specified period of time (generally ten years), and the executives can exercise this right as the options vest (i.e., become exercisable) for the remainder of the term. Our executives realize value on these options only if our stock price increases (which benefits all shareholders) and only if the executives remain employed with us beyond the date their options vest. Generally, the options granted to our senior executives vest 25% each year over a period of four years and have an exercise price equal to fair market value of our common stock on the grant date.

Our Compensation Committee determines the numbers of options to purchase the Company’s common stock that are granted to each executive officer. The Compensation Committee determines the size of each grant based on the executive officer’s position, level of responsibility and longevity in employment. The Committee authorizes grants to executive officers periodically, and in most cases, annually. The Company issues stock options with exercise prices that equal the fair market value of the underlying stock on the date of the grant.

The Compensation Committee believes that stock option awards align our executive officers’ interests with our shareholders’ interests by creating a direct association between the officers’ compensation and our shareholders’ return on their investment in the Company. The Committee also believes that this form of compensation provides our executives with a significant, long-term interest in the Company’s success and growth. In addition, the Committee believes awarding stock options helps retain key executives, especially in the competitive market in which the Company operates.

Accordingly, the Committee determines appropriate levels of stock option awards when reviewing each executive officer’s annual compensation package. The Committee considers several factors in their determination of appropriate awards, including prior performance, length of service, related responsibilities, other components of compensation, comparisons to awards to individuals in similar positions in our industry and the accomplishment of goals and directives.

No restricted stock units were awarded in FY 2008. The Company has not yet made stock option or restricted stock unit grants for fiscal 2009.

Personal benefits

Retirement Plans

We offer all our employees an opportunity to participate in the Company-sponsored, employee-funded 401(k) plan. Each employee can defer a certain amount of their compensation up to a certain statutory limit. Income earned from the deferred compensation is not taxable until certain age and other requirements occur. This benefit provides retirement payments after the employee reaches a certain age.

Employee Stock Purchase Plan

We offer all our employees, except executive officers who also serve on the Board of Directors, entry into our employee stock purchase plan. This plan provides the employee the opportunity to purchase the Company’s common stock at a discounted price at certain preset times during the year. Purchases under the plan can be made with up to 10% of the employee’s compensation up to certain limitations set by the IRS. The plan offers certain tax benefits to any employee who holds the stock for a prescribed length of time.

Tax and Accounting Considerations in Compensation

Income tax regulations involved in compensation, especially share-based compensation, are complex and restrictive. Numerous regulations and Internal Revenue Code (“IRC”) sections contribute to limitations on the amounts of compensation that we can deduct for income tax purposes and in which periods those deductions can be taken. As a result we employ independent tax experts to advise us on the proper treatment of our compensation plans.

In addition, IRC Section 162(m) disallows any tax deduction for compensation in excess of $1 million paid to any executive officer whose total compensation is required by Securities and Exchange Commission rules to be reported in our annual proxy statement. The provisions of Section 162(m) exclude certain types of performance-based remuneration, but only if:

•	the performance goals are set by a committee comprised of outside directors,

•	the performance goals are disclosed to and approved by a majority of the shareholders prior to payment and

•	if the committee determining the performance goals certifies that the goals have been satisfied.

While we have not exceeded this limitation in the past, the Compensation Committee may, in the future, elect to compensate any of our executive officers with amounts that may exceed this overall limitation.

We accrue the cost of our non-equity compensation periodically throughout the year. We accrue approximately 25% of the expected cost each quarter of the year. As of June 28, 2008 we had accrued 100% of the projected cost of our non-equity compensation for the fiscal year ended June 28, 2008. Once final calculations of the non-equity compensation were completed in the first quarter of the fiscal year ended June 28, 2008 we adjusted the accrued balance to the actual cost incurred. The adjustment was immaterial.

We account for share-based compensation following FAS 123R. FAS 123R requires that we recognize the cost of this type of compensation over the vesting period of the compensation, for financial statement purposes, using the Black-Scholes-Merton stock-option valuation methodology.

Change in Control Agreements with Our Executive Officers

All of our executive officers serve the Company on an at-will basis.

The Company entered into change in control agreements with each of the executive officers which provide a continuation of benefits and severance payments in the event of a change of control of the Company. These benefits and payments are described below under the heading “Potential Payments upon Termination or Change in Control.”

COMPENSATION COMMITTEE REPORT

This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that Pericom specifically incorporates it by reference into a document filed with the SEC.

The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Dr. Hau Lee, Chairman

Dr. Siu-Weng Simon Wong

Mr. Millard (Mel) Phelps

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation of the Company’s Chief Executive Officer, Chief Financial Officer and each of the other executive officers of the Company, which we refer to as our “named executive officers.” Currently, the Company has in addition to its Chief Executive Officer and Chief Financial Officer, only two other executive officers. We refer to our fiscal years ended June 28, 2008 and June 30, 2007, as “2008” or “FY 2008” and “2007” or “FY2007.”

Name and Principal Position	Year	Salary ($)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(4)	Total ($)
Alex Chiming Hui Chief Executive Officer,	2008	309,788	(1)	154,883	88,286	(1)	12,332	565,289
President and Chairman of the Board	2007	277,646	(1)	117,180	88,286	(1)	12,000	495,112

Angela Chen Vice President, Finance	2008	188,077		81,371	55,086	(1)	—	324,534
and CFO	2007	180,000		61,507	55,086	(1)	20,000	316,593

Chi-Hung (John) Hui Senior Vice President,	2008	223,051		107,201	64,144	(1)	12,332	406,728
Research and Development	2007	217,011		77,303	62,645	(1)	12,000	368,959

Dr. Gerry (Shao-Hung) Liu	2008	174,267		122,255	42,400		—	338,922
Senior Vice President, Marketing	2007	32,308	(2)	20,155	—		—	52,463

(1)
A portion of these amounts represents compensation earned by Alex Chiming Hui, Angela Chen and Chi-Hung (John) Hui from our 99.9%-owned subsidiary e-CERA, as described in more detail below under “Certain Relationships and Related Transactions.”

(2)	Dr. Lui joined the Company in May 2007, and we have elected to report his compensation for the short period he served in fiscal 2007.

(3)
The amounts shown in this column represent the share-based compensation expense the Company recognized, without considering estimated forfeitures, in its Consolidated Statement of Operations for fiscal years 2008 and 2007, in conformity with FAS 123R. The compensation expense may include expenses related to awards issued in and prior to FY 2008. The amounts shown here do not represent actual payments in the years indicated or the value that may be realized upon exercise of the options. The assumptions used to calculate the value of the awards are set forth in Note 14 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended June 28, 2008.

(4)	For 2008, these amounts include only automobile allowances for Alex Chiming Hui and Chi-Hung (John) Hui.

Grants of Plan-Based Awards for the Fiscal Year Ended June 28, 2008

The following table shows all plan-based awards which Pericom granted to the named executive officers during FY 2008. The equity awards are also reported in the Outstanding Equity Awards table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)	All other option awards: number of securities underlying options (#)(2)	Exercise or base price of options awards ($/Sh)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Maximum
Alex Chiming Hui	11/2/2007	98,074	60,000	16.03	961,800
Angela Chen	11/2/2007	56,423	17,500	16.03	280,525
Chi-Hung (John) Hui	11/2/2007	66,915	42,000	16.03	673,260
Gerry Liu	n/a	42,400	—	—	—

(1)
Awards shown under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” are the maximum award amounts under the Company's annual performance cash bonus plan. Under this plan, amounts payable are dependent upon the achievement the Company’s financial performance goals and individual executive officer goals. Participants could receive from 0 to 100% of the maximum award depending on the degree to which goals were achieved. Award maximums are communicated to the executives, the outcomes of which are substantially uncertain at the time they were established. The Company’s annual performance cash bonus plans do not contain thresholds or targets.

(2)
Each of these options was granted pursuant to the Company’s 2004 Stock Incentive Plan, subject to continued employment with the Company. Stock options cliff vest 25% after the first year and monthly thereafter over a period of 36 months The exercise price of each option set forth above was the closing price of our stock on NASDAQ on the grant date.

Employment and Change of Control Arrangements

All of our executive officers serve the Company on an at-will basis without employment agreements.

We have not entered into written employment agreements with our executive officers, except for an offer letter dated March 22, 2007, with Mr. Liu, our Vice President of Marketing. According to the offer letter, Mr. Liu is to receive annual base compensation of $210,000, which contained a commission component of $40,000 for FY 2007. The commission component in subsequent periods is negotiable. In addition, the offer letter granted Mr. Liu an option to purchase 100,000 shares of our common stock upon acceptance of employment, an option for an additional 20,000 shares after the first year upon achievement successful results.

The Company has also entered into change in control agreements with each of the executive officers which provide a continuation of benefits and severance payments in the event of a change of control of the Company. These benefits and payments are described below under the heading “Potential Payments upon Termination or Change in Control.” Please refer to “Compensation Discussion and Analysis” above for a discussion of the elements of the officers’ compensation in relation to total compensation and related analysis.

Outstanding Equity Awards Table as of June 28, 2008

	Options Awards
Name	Number of Securities Underlying Exercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Grant Date	Option Expiration Date
Alex Chiming Hui	120,000(2)	—	5.25	6/25/1999	6/25/2009
	13,906(3)	—	24.56	3/8/2000	3/8/2010
	160,000(3)	—	31.38	6/25/2000	6/25/2010
	86,094(3)	—	24.56	3/8/2000	3/8/2010
	3,336(3)	—	16.56	4/24/2001	4/24/2011
	120,000(3)	—	13.96	6/25/2001	6/25/2011
	50,000(2)	—	11.50	6/24/2002	6/24/2012
	28,594(3)	—	8.40	4/21/2003	4/21/2013
	35,625(2)	9,375	8.03	4/18/2005	4/18/2015
	8,750(2)	51,250	16.03	11/2/2007	11/2/2017
	22,917(2)	27,083	8.40	7/31/2006	7/31/2016
	35,000(2)	—	10.50	4/19/2004	4/19/2014
	21,406(3)	—	8.40	4/21/2003	4/21/2013
	12,500(3)	—	13.40	10/22/2001	10/22/2011
	36,664(3)	—	16.56	4/24/2001	4/24/2011

Chi-Hung (John) Hui	80,000(3)	—	5.25	6/25/1999	6/25/2009
	75,000(3)	—	13.96	6/25/2001	6/25/2011
	6,125(2)	35,875	16.03	11/2/2007	11/2/2017
	16,042(2)	18,958	8.40	7/31/2006	7/31/2016
	23,750(2)	6,250	8.03	4/18/2005	4/18/2015
	21,000(3)	—	10.50	4/19/2004	4/19/2014
	12,500(3)	—	8.40	4/21/2003	4/21/2013
	17,500(3)	—	8.40	4/21/2003	4/21/2013
	30,000(3)	—	11.50	6/24/2002	6/24/2012
	7,000(3)	—	13.40	10/22/2001	10/22/2011
	22,911(3)	—	16.56	4/24/2001	4/24/2011
	11,646(3)	—	31.38	6/25/2000	6/25/2010
	2,089(3)	—	16.56	4/24/2001	4/24/2011
	88,354(3)	—	31.38	6/25/2000	6/25/2010

Angela Chen	18,958(1)	16,042	10.25	4/6/2006	4/6/2016
	17,188(1)	7,812	8.88	9/15/2005	9/15/2015
	2,552(2)	14,948	16.03	11/2/2007	11/2/2017

Dr. Gerry (Shao Hung) Liu	14,583(1)	72,917	10.77	5/1/2007	5/1/2017

(1)
All such options vest, subject to continued employment with the Company, at a rate of 25% after the first year and monthly thereafter over a period of 36 months. The exercise price of each option set forth above was the closing price of our stock on NASDAQ on the grant date.

(2)
All such options vest, subject to continued employment with the Company, monthly over a period of 48 months. The exercise price of each option set forth above was the closing price of our stock on NASDAQ on the grant date

(3)	All such options are fully vested.

The described above options were granted pursuant to the Company’s 1990, 1995 and 2001 Stock Option Plans or the Company’s 2004 Stock Incentive Plan.

The following table sets forth information as of June 28, 2008 regarding outstanding equity awards in Pericom Taiwan, Ltd. (“PTL”), a consolidated subsidiary of the Company, held by the only named executive officer who holds such awards. No options to purchase PTL common stock were granted, canceled, forfeit or exercised by the following named executive officer during the 2008 fiscal year:

Outstanding Equity Awards in Pericom’s Subsidiary, Pericom Taiwan, Ltd. Table
as of June 28, 2008

	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#)
	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Alex Chiming Hui	112,500	—	0.33	5/1/2013
	112,500	—	0.33	5/1/2013
	112,500	—	0.33	5/1/2013
	112,500	—	0.33	5/1/2013

Total	450,000	—

(1)
There was no public trading market for the common stock of PTL as of June 28, 2008. All options in the table above vest over a four-year period, subject to continued employment with the Company or PTL.

Option Exercises Table for the Fiscal Year Ended June 28, 2008

The following table shows all stock options exercised and value realized upon exercise by each named executive officer in FY 2008.

	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Alex Chiming Hui	180,000	2,147,121
Angela Chen	—	—
Chi-Hung (John) Hui	60,000	741,614
Dr. Gerry (Shao-Hung) Liu	12,500	89,762

(1)
Value realized on exercise is the difference between the market price of Pericom common stock at the date of exercise and the exercise price per share exercised, multiplied by the number of shares exercised (whether or not any securities were sold).

Potential Payments upon Termination or Change in Control

All of the executive officers of the Company have entered into change of control agreements with the Company which provide for severance benefits and acceleration of option vesting in the event of a change of control of the Company. Pursuant to the terms of the agreements, if the Company terminates an executive officer’s employment without cause within the twelve months following a change in control of the Company or the executive terminates his or her employment for good reason (as these terminating events are defined in the agreement) within thirty days after the occurrence of specific events enumerated in the agreement and after giving at least two weeks notice of the termination to the Company, the Company will:

•	continue payment of the executive officer’s base salary then in effect for a period of twelve months,

•
pay the executive officer a bonus based on a calculation tied to the last completed fiscal year’s bonus or the bonus related to the year preceding the most recent completed fiscal year in certain circumstances,

•	provide for continuation of medical and dental benefits for a period of twelve months,

•	pay the executive officer’s life insurance premiums for a period of twelve months,

•	cause the immediate vesting , subject to certain terms as discussed below, of stock options, performance shares or units and restricted shares or units, and

•	extend the expiration date of the executive officer’s vested stock options as of the date of termination to six months after the date of termination.

Under the agreements, and subject to the more detailed definitions set forth therein:

•
“change of control” means (i) an acquisition of any of the Company’s voting securities which then gives the acquiring person investment or voting power over 50% or more of the then outstanding voting securities of the Company, (ii) the incumbent directors of the Company when the agreement is signed cease to be a majority of the board of directors, provided that new directors approved by two-thirds of the incumbent board who did not obtain election or appointment by an actual or threatened proxy contest are counted as incumbents, or (iii) a merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (other that a transaction in which the Company’s stockholders before the transaction remain holders of more than 50% of the voting power of the surviving entity).

•
“cause” means an officer (i) engages in fraud or embezzlement against the Company or its subsidiaries, (ii) misappropriates Company property, proprietary information and/or trade secrets, (iii) demonstrates material unfitness for service or persistent deficiencies in performance, (iv) engages in misconduct, which misconduct is demonstrably and materially injurious to the Company or its subsidiaries; (v) refuses to follow a specific, lawful direction or order of the Company; (vi) breaches any agreement with the Company; or (vii) dies or becomes mentally or physically incapacitated and cannot carry out his or her duties.

•
“good reason” means (i) a material reduction of the officer’s level of responsibility, the assignment of duties and responsibilities which are materially inconsistent with the officer’s position or responsibilities, or the removal of the officer from or failure to re-elect the officer to any of such positions, except in connection with the termination of employment for cause; (ii) a reduction by the Company in the officer’s annual salary then in effect, other than a reduction similar in percentage to a reduction generally applicable to similarly situated employees of the Company; or (iii) a material reduction in the kind or level of benefits provided to officer under any benefit plan of the Company in which the officer is participating or deprive the officer of any material fringe benefit enjoyed by the officer, except those changes generally affecting similarly situated employees of the Company.

The agreement also provides that if any payment or benefit would be subject to excise tax as a result of Sections 280G and 4999 of the federal tax code, then the payment or benefit shall be reduced to the extent necessary to avoid such excise tax.

Should a termination, as discussed above occur, the immediate vesting of options and similar share-based compensation is subject to additional terms:

•
if the executive officer has been employed by the Company for less than 2 years, then any options (or similar instruments) that would have vested up to the first anniversary of the termination date will be immediately vested,

•
if the executive officer was employed at the Company for more than 2 years but less than four, options that would have vested up to the second anniversary of the termination date will be immediately vested, or

•	if the executive officer has been with the Company for more than four years, then all outstanding options will be immediately vested

The table below illustrates hypothetical payments under the change of control agreements as if a change in control had occurred on June 28, 2008.

Termination without cause or resignation for good reason within 12 months following change in control:

	One Year Salary Continuation	Bonus (1)	One Year Benefits Continuation	Assumed Realized Value of Accelerated Options (2)	Total (3)
Alex Chiming Hui	$309,788	$136,282	$17,308	$272,710	$736,088
Angela Chen	$188,077	$69,882	$9,932	$279,881	$547,772
Chi-Hung (John) Hui, Ph.D.	$223,051	$88,000	$17,308	$188,243	$516,602
Dr. Gerry (Shao-Hung) Liu	$216,667	$—	$17,563	$283,288	$517,518

(1)
In the event of a change of control as of June 28, 2008, each of our executive officers receive a bonus in the amount of no less than twice the amount such executive officer received during the last completed fiscal year.

(2)
These are hypothetical realized values that assume a change in control of Pericom on June 28, 2008, in which the price realized per share of our common stock is assumed to be the closing market price of our stock as of that date ($16.00 per share on Friday, June 27, 2008, the last trading date in FY 2008), based on the following outstanding options held on that date, assuming full acceleration of vesting of stock options for each of the named executive officers:

•	Alex Chiming Hui: 35,417 shares underlying in-the-money unvested stock options having a weighted average exercise price of $8.30.

•	Angela Chen: 43,125 shares underlying in-the-money unvested stock options having a weighted average exercise price of $9.51.

•	Chi-Hung (John) Hui, Ph.D.: 24,479 shares underlying in-the-money unvested stock options having a weighted average exercise price of $8.31.

•	Dr. Gerry (Shao-Hung) Liu: 54,166 shares underlying in-the-money unvested stock options having a weighted average exercise price of $10.77.

(3)	The total does not include any amounts due for accrued but unpaid wages or under generally available benefit plans such as Pericom’s 401(k) plan, at the time of any employment termination.

Equity Compensation Plans

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of June 28, 2008.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders
Option Plans (1)	3,739,816	$13.42	1,203,656
Employee Stock Purchase Plan	—	—	569,323

Equity Compensation Plans not Approved by Shareholders
SaRonix Acquisition Options	133,755	$10.00	—

Total/Weighted Average	3,873,571	$11.84	1,772,979

(1)
Represents shares of the Company’s Common Stock issuable upon exercise of options under the following equity compensation plans: the 2004 Stock Incentive Plan, the 2001 Stock Incentive Plan and the 1995 Stock Option Plan.

Material Features of Equity Compensation Plans Not Approved by Shareholders

In connection with Pericom’s October 1, 2003 acquisition of substantially all of the assets of SaRonix, LLC, Pericom granted options to purchase an aggregate of 383,600 shares of Pericom common stock to certain former employees of SaRonix as an inducement for them to join Pericom. Under the agreements pertaining to such options, twenty percent of the options vest on October 1, 2004 and 1/48 of the remaining shares vest monthly for the following four years so that the options are fully vested in five years. The exercise price of the options is $10.00 per share and the options expire if unexercised on October 1, 2013. In the event of a change in control transaction, the options shall become fully vested and exercisable if they are not assumed or replaced as part of the transaction.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

Management is responsible for the preparation, integrity and objectivity of the consolidated financial statements. Burr, Pilger & Mayer LLP, our independent auditor, is responsible for expressing an opinion on the fairness of the financial statement presentation. The Audit Committee serves in an oversight role over the financial reporting process. As part of its charter obligations over the financial reporting process, and with respect to the fiscal year ended June 28, 2008, the Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements with management;

•	Discussed with Burr, Pilger & Mayer LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as has been or may be modified, superseded or supplemented;

•
Received the written disclosures and the letter from Burr, Pilger & Mayer LLP regarding auditor independence required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with Burr, Pilger & Mayer LLP the accounting firm’s independence;

•
Based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Michael J. Sophie, Chairman

Millard (Mel) Phelps

Dr. Hau Lee

Dr. Siu-Weng Simon Wong

October 23, 2008

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures with Respect to Related Person Transactions

Our Board’s Audit Committee charter provides that the Committee’s responsibilities include the review of all related party transactions for potential conflict of interest situations on an ongoing basis and approval of all such transactions (if such transactions are not approved by another independent body of the Board). The NASDAQ listing standards require that the Company’s audit committee or other body of independent directors conduct an appropriate review of all related person transactions (as defined in SEC rules) for potential conflict of interest situations on an ongoing basis.

The charter of the Board’s Nominating and Corporate Governance Committee also provides that the Committee will review potential conflicts of interest in considering candidates for director nominees. The Company’s Code of Business Conduct and Ethics also states a policy to the effect that each employee is expected to disclose potential conflicts of interest involving that individual or the individual’s family members to the Company’s corporate compliance officer.

Related Person Transactions

In April 1994, the Company, Alex Chiming Hui, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, and Chi-Hung (John) Hui, Senior Vice President, Research and Development and a Director of the Company, and Dato’ Kia Hong Tay and members of his immediate family, most of whom were then principal shareholders of the Company, formed Pericom Technology, Inc., a British Virgin Islands corporation (“PTI”) with principal offices in Shanghai, People’s Republic of China. Initially, 18.4% of the outstanding voting stock of PTI was held by the Company and substantially all of the remaining 81.6% of the outstanding PTI voting stock was held by the foregoing directors, officers and principal shareholders of the Company. Alex Chiming Hui and Chi-Hung (John) Hui are also directors of PTI, and Alex Chiming Hui is the President and Chief Executive Officer of PTI. In fiscal 2001 an additional financing round of Series “C” Preferred Stock was completed and the Company now holds 45% of the outstanding voting stock of PTI and substantially all of the remaining 55% of such stock is held by the foregoing directors, officers and principal shareholders of the Company or their immediate family members. Pericom Semiconductor Corporation and PTI are parties to an agreement, dated as of March 17, 1995, which provides for cost reimbursement between the Company and PTI for any facility sharing or personnel time and certain procedures for funding research and development and joint development projects.

In September 1995, the Company and PTI entered into an international distributor agreement, pursuant to which PTI was appointed a non-exclusive distributor for certain Pericom products in the People’s Republic of China. In September 2003, the Company and PTI entered into a sales agreement in which Pericom agreed to purchase and resell certain PTI products. During FY 2007, PTI granted to Mr. Alex Chiming Hui an option to purchase 80,000 shares of PTI common stock and to Mr. Chi-Hung (John) Hui, an option to purchase 15,000 shares of common stock. No shares were granted, exercised , canceled or forfeited in 2008.

During the fiscal year ended June 28, 2008, the Company provided research, administrative and other services to PTI totaling $1.0 million. PTI repaid the Company, on a monthly basis, $0.8 million. Certain employees at PTI perform services directly for the Company for which the Company was charged $150,000 during FY 2008. At June 28, 2008, PTI owed the Company $123,000 for services the Company rendered during FY 2008. The Audit Committee has determined that all transactions with PTI occurring during FY 2007 were beneficial and necessary and occurred in the ordinary course of the Company’s business. See Note 6 of Notes to the Consolidated Financial Statements included in our Form 10-K for the year ended June 30, 2007.

  On September 7, 2005 the Company purchased a 99.9% share of eCERA Comtek Corporation (“eCERA”). eCERA’s employees and other investors own the remaining outstanding shares. Alex Chiming Hui and Chi-Hung (John) Hui are also directors of eCERA and Alex Chiming Hui serves as eCERA’s chief executive officer. During the fiscal year ended June 28, 2008, eCERA granted salary, stock dividend and bonus compensation to Mr. Alex Hui of $29,576, $22,977 and $20,145 respectively and paid a bonuses to Mr. Chi-Hung (John) Hui and Angela Chen in the amounts of $20,145 each. This compensation is included in the “Summary Compensation Table for the Year Ended June 28, 2008”, above.

The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal shareholders and their affiliates, including transactions with PTI, will continue to be comparable to terms offered by unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of October 15, 2008 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors, (iii) each of the named executive officers, and (iv) all executive officers and directors of the Company as a group.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percent

Barclays Global Investors (Deutschland) AG (2)	1,614,007	6.31%
Dimensional Fund Advisors LP (3)	1,931,059	7.60%
FMR LLC (4)	1,368,600	5.31%
Wasatch Advisors, Inc.(5)	1,380,831	5.40%
Alex Chiming Hui (6)	917,978	3.50%
Chi-Hung (John) Hui (7)	745,632	2.90%
Gerry Liu (8)	87,500	*
Angela Chen (9)	89,838	*
Millard Phelps (10)	31,000	*

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percent

Hau L. Lee (11)	66,800	*
Siu-Weng Simon Wong (12)	24,000	*
Michael J. Sophie (13)	—	*
All executive officers and directors as a group (8 persons) (14)	1,962,748	7.30%

*	Less than 1% of outstanding Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 15, 2008 are deemed outstanding. Percentage of beneficial ownership is based upon 25,561,528 shares of Common Stock outstanding as of October 15, 2008. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: 3545 North First Street, San Jose, California 95134.

(2)
Based on Schedule 13G, filed February 6, 2008, Barclays Global Investors (Deutschland) AG has the sole power to vote or to direct the vote of 1,248,180 shares and sole dispositive power over 1,614,007 shares; Barclays Global Investors, NA has the sole power to vote 690,738 shares and sole dispositive power over 813,425 shares; Barclays Global Fund Advisors has the sole power to vote 557,442 shares and sole dispositive power over 774,065 shares; Barclays Global Investors, LTD the sole dispositive power over 26,517 shares of the Company’s Common Stock. The address of Barclays Global Investors (Deutschland) AG is Apianstrasse 6, D-85774, Unterföhring, Germany. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA. The address for Barclays Global Investors, LTD is 1 Royal Mint Court, London, EC3N 4HH, England.

(3)
Based on a Schedule 13G/A filed with the SEC on February 9, 2007, Dimensional Fund Advisors LP, a Delaware Limited Partnership, has sole voting power with respect to 1,931,059 shares of the Company’s Common Stock and sole dispositive power with respect to 1,931,059 shares of the Company’s Common Stock. Address: 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(4)
Based on Schedule 13G, filed February 14, 2008, FMR LLC, a Delaware corporation, has sole voting power with respect to 1,109,400 shares of the Company’s Common Stock and sole dispositive power with respect to 1,368,600 shares of the Company’s Common Stock. Address: 82 Devonshire Street, Boston, MA 02109.

(5)
Based on Schedule 13G/A filed with the SEC on February 14, 2008, Wasatch Advisors, Inc., a Utah corporation, has sole voting power with respect to 1,380,831 shares of the Company’s Common Stock and sole dispositive power with respect to 1,380,831 shares of the Company’s Common Stock. Address: 150 Social Hall Avenue, Salt Lake City, UT 84111.

(6)	Includes 769,708 shares issuable upon exercise of stock options exercisable within 60 days of October 15, 2008.
(7)	Includes 423,833 shares issuable upon exercise of stock options exercisable within 60 days of October 15, 2008.
(8)	Includes 23,438 shares issuable upon exercise of stock options within 60 days of October 15, 2008.
(9)	Includes 45,656 shares issuable upon exercise of stock options exercisable within 60 days of October 15, 2008.
(10)	Includes 26,000 shares issuable upon exercise of stock options exercisable within 60 days of October 15, 2008.
(11)	Includes 56,000 shares issuable upon exercise of stock options exercisable within 60 days of October 15, 2008.
(12)	Includes 18,000 shares issuable upon exercise of stock options exercisable within 60 days of October 15, 2008.
(13)	Includes no shares issuable upon exercise of stock options exercisable within 60 days of October 15, 2008.
(14)	Includes 1,362,635 shares issuable upon exercise of stock options within 60 days of October 15, 2008.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice therefore in writing to the Secretary of the Company. To be timely for the Company’s 2008 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between August 9, 2009 and September 8, 2009. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholders wishing to submit proposals on matters appropriate for shareholder action to be presented at our 2009 annual meeting of shareholders may do so in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2009 annual meeting of shareholders, (1) all applicable requirements of Rule 14a-8 must be satisfied, (2) the notice must include various stock ownership and related information detailed in our Bylaws, and (3) such proposals must be received by us at our principal executive offices at 3545 North First Street, San Jose, California 95134, no later than June 25, 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC and NASDAQ an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf. Based solely on a review of the copies of such forms in our possession, and on written representations from reporting persons, we believe that during FY 2008 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a) with the following exceptions:

•
Alex Chiming Hui had seven late Form 4 filings related to 138 transactions occurring in FY2008 under a Rule 10b5-1 trading plan and one late filing in FY2009 related to one transaction which occurred in FY2008.

•
Chi-Hung (John) Hui had five late Form 4 filings related to 103 transactions occurring in FY2008 under a Rule 10b5-1 trading plan and one late filing in FY2009 related to one transaction which occurred in FY2008.

•	Millard Phelps had one late Form 4 filing in related to 18 transactions occurring in FY2008 and one late filing in FY2009 related one transaction which occurred in FY2008.
•	Angela Chen and Hau L. Lee each had one late Form 4 filing in FY2009 related to one transaction each during FY2008
•	Siu-Weng Simon Wong had one late Form 4 filing in FY2008 related to two transactions.

The volume of transactions reported late for Messrs. Alex Hui and John Hui related primarily to the execution of many sale orders within certain trading days that our staff was unable to report on a timely basis due to the unanticipated volume of intra-day sales at different prices and associated difficulties in preparing these Forms 4 with our software and related systems. This primarily involved for Mr. Alex Hui and Mr. John Hui three and four trading days, respectively, on which options were exercised and shares were sold by their brokers in multiple transactions on each day, pursuant to Rule 10b5-1 trading plans. The related Form 4 reports were filed between three and thirteen days late for Mr. Alex Hui, and between one and seven days late for Mr. John Hui.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PERICOM SEMICONDUCTOR CORPORATION, 3545 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Chi-Hung (John) Hui, Ph.D.
Chi-Hung (John) Hui, Ph.D.
Secretary

San Jose, California
Dated: October 23, 2008

APPENDIX A

PERICOM SEMICONDUCTOR CORPORATION
2004 STOCK INCENTIVE PLAN

(Amendment and Restatement approved by the Company’s Board of Directors on

January 24, 2005)

(Amendment and Restatement approved by the Company’s Board of Directors on October 14, 2008

and by the Company’s shareholders on December 11, 2008)

1.    Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.    Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

(a)    “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)    “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)    “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)    “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan granted to a Grantee pursuant to this Plan.

(f)    “Award Agreement” means the written agreement, contract, or other instrument or document, including through an electronic medium, evidencing the grant, including the terms and conditions, of an Award, including any amendments thereto.

(g)    “Board” means the Board of Directors of the Company.

(h)    “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i)    “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)    the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders, which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

(ii)    a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j)    “Code” means the Internal Revenue Code of 1986, as amended.

(k)    “Committee” means any committee composed of members of the Board appointed to administer the Plan in accordance with Section 4 hereof.

(l)    “Common Stock” means the common stock of the Company.

(m)    “Company” means Pericom Semiconductor Corporation, a California corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(n)    “Consultant” means any natural person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render bona fide consulting or advisory services to the Company or such Related Entity, whose services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(o)    “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p)    “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the first day following the expiration of such three (3) month period.

(q)    “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)    a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)    the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)    the complete liquidation or dissolution of the Company;

(iv)    any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)    acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r)    “Covered Employee” means an Employee who is, or could be, a “covered employee” under Section 162(m)(3) of the Code.

(s)    “Director” means a member of the Board or the board of directors of any Related Entity.

(t)    “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u)    “Dividend Equivalent Right” means a right, payable solely in cash or property other than Shares, entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v)    “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance but shall exclude individuals who are classified by the Company or a Related Entity as (a) leased from or otherwise employed by a third party, (b) independent contractors or (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on one or more established stock exchanges or national market systems, including, without limitation, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sale price for such stock as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no sale occurred on that date, on the first immediately preceding trading date on which a sale occurred), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination (or if no sale occurred on that date, on the first immediately preceding date on which a sale is reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y)    “Full Value Award” means any Award other than an Option, SAR or other Award for which the Grantee pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company or a Related Entity that employs the Grantee).

(z)    “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(aa)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(bb)    “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(cc)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd)    “Option” means a right to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ee)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff)    “Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(gg)    “Plan” means this 2004 Stock Incentive Plan, as amended from time to time.

(hh)    “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(ii)    “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(jj)    “Restricted Stock” means Shares awarded under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(kk)    “Restricted Stock Units” means a right to receive the equivalent value of a Share, which may be settled in cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator, and which shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

(ll)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(mm)    “SAR” means a stock appreciation right entitling the Grantee to a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted, as established by the Administrator.

(nn)    “Share” means a share of the Common Stock.

(oo)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.

(a)    Subject to the provisions of Section 10 hereof, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 5,250,000 Shares, all of which may be issued pursuant to Incentive Stock Options. The Shares to be issued pursuant to Awards may be authorized, but unissued, reacquired Common Stock (treasury shares) or Shares purchased on the open market.

(b)    Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. For purposes of determining the maximum number of Shares available for issuance pursuant to Section 3(a) hereof, each Share which is issued pursuant to a Full Value Award shall be counted as if 1.5 Shares had been so issued. In addition, the following Shares shall be counted against the maximum number of Shares available for issuance pursuant to Section 3(a) hereof and shall not be returned to the Plan: (i) Shares covered by an Award which are surrendered in payment of the Award exercise or purchase price or in satisfaction of tax withholding obligations incident to the exercise of an Award; (ii) Shares that are not issued or delivered as a result of the net settlement of an outstanding SAR or Option; or (iii) Shares that are repurchased on the open market with the proceeds of the exercise of an Option.

(c)    Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary of the Company shall not be counted against Shares available for grant pursuant to this Plan. Dividend Equivalent Rights shall be payable solely in cash and therefore the issuance of Dividend Equivalent Rights shall not be deemed to reduce the maximum aggregate number of Shares which may be issued under the Plan. Notwithstanding the provisions of this Section 3(c), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

4.    Administration of the Plan.

(a)    Plan Administrator.

(i)    Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board (or subcommittee of the Committee), which Committee or subcommittee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Anything to the contrary in the foregoing notwithstanding, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Directors who are not also Employees. The composition of the Committee shall also meet any existing standards prescribed by the principal securities market on which the Common Stock is traded.

(ii)    Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board (or subcommittee of the Committee), which Committee (or subcommittee) shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee or subcommittee shall continue to serve in its designated capacity until otherwise directed by the Board. To the extent permitted by Applicable Law, the Board may authorize one or more Officers to grant or amend Awards to Grantees other than Officers, Covered Employees, or Officers to whom authority to grant or award Awards has been delegated hereunder, and the Board may limit such authority as it determines from time to time.

(iii)    Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee delegated by the Board (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)    Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this Section (4)(a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)    Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)    to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)    to determine whether and to what extent Awards are granted hereunder;

(iii)    to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)    to approve forms of Award Agreements for use under the Plan;

(v)    to determine the terms and conditions of any Award granted hereunder;

(vi)    to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect in any material way the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that an amendment that may cause an Incentive Stock Option to become a Non-Qualified Stock Option or that is required to comply with Applicable Law or to avoid adverse tax consequences under Section 409A of the Code shall not be treated as adversely affecting the rights of a Grantee; and (B) the vesting schedule for Full Value Awards may only be amended in the event of a Corporate Transaction, a Change in Control or the Grantee’s death or Disability;

(vii)    to construe and interpret the terms of, and any matter arising pursuant to, the Plan and Awards, including without limitation, any notice of Award or Award Agreement granted pursuant to the Plan;

(viii)    to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan;

(ix)    to determine whether, to what extent, and pursuant to what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered; and

(x)    to take such other action and make all other decisions and determinations not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

(d)    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

5.    Eligibility.

(a)    Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time and in accordance with Section 5(b) hereof. No Employee, Director or Consultant shall have the right to be granted an Award pursuant to this Plan.

(b)    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries outside the United States in which the Company and its Related Entities operate or have Employees, Directors or Consultants, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Related Entities shall be covered by the Plan; (ii) determine which Employees, Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Employees, Directors or Consultants outside the United States to comply with Applicable Laws of jurisdictions outside of the United States; (iv) establish subplans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices), including adoption of rules, procedures or subplans applicable to particular Related Entities or Grantees residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3 and 6(g) hereof; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules, procedures and subplans with provisions that limit or modify rights on death, disability or retirement or on termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Grantee; and the withholding procedures and handling of any Share certificates or other indicia of ownership which may vary with local requirements. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other Applicable Laws.

6.    Terms and Conditions of Awards.

(a)    Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)    Designation of Award; ISO Dollar Limitation. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c)    Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, and (xvii) market share. The performance criteria may be applicable to overall performance of the Company or Related Entities and/or to the performance of any individual division or business unit of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. The Administrator, in its discretion, may, to the extent consistent with, and, in the case of an Award that is intended to be Performance-Based Compensation, within the time prescribed by Section 162(m) of the Code, appropriately adjust or modify the calculation of the performance criteria in order to prevent the dilution or enlargement of the rights of Grantees (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (c) in response to, or in anticipation of, changes in Applicable Laws, regulations, accounting principles, or business conditions.

(d)    Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)    Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)    Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)    Individual Limitations on Awards.

(i)    Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 500,000. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional 250,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10 hereof. To the extent required by Section 162(m) of the Code or the Department of Treasury regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the reduction of the base amount on which the stock appreciation is calculated in order to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii)    Individual Limit for Full Value Awards. For Full Value Awards that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 500,000. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10 hereof. To the extent required by Section 162(m) of the Code or the

Department of Treasury regulation thereunder in applying the foregoing limitations with respect to a Grantee, if any Full Value Award is cancelled, the number of Shares covered by the cancelled Award shall continue to count against the maximum number of Shares with respect to which Full Value Awards may be granted to the Grantee.

(iii)    Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of the specified investment).

(h)    Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Option or SAR shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(i)    Limits on Transfer. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. No right or interest of a Grantee in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Grantee to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Administrator, no Award shall be assigned, transferred, or otherwise disposed of by a Grantee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Administrator. The Administrator by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Grantee, including, but not limited to, members of the Grantee’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Grantee’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Grantee’s termination of employment or service with the Company or a Related Entity to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

(j)    Vesting of Full Value Awards. Full Value Awards granted under the Plan shall vest and be released from the risk of forfeiture over a period of not less than three (3) years measured from the date of grant of the Award. Notwithstanding the foregoing, Full Value Awards subject to performance-based vesting may vest and be released from the risk of forfeiture over a period of not less than one (1) year measured from the date of grant of the Award. As provided in Section 4(b)(vi) hereof, the vesting schedule for Full Value Awards may only be amended in the event of a Corporate Transaction or a Change in Control or in the event of the Grantee’s death or Disability.

(k)    Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

(l)    Notice of Disposition. The Grantee shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Grantee.

(m)    Substitution of SAR. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a SAR for such Option at any time prior to or upon exercise of such Option; provided, that such SAR shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, have a base appreciation amount equal to not less than one hundred percent (100%) of the Fair Market Value per Share on the date such substituted Option was originally granted and have a term that is no greater than the original term of the substituted Option.

7.    Award Exercise or Purchase Price, Consideration and Taxes.

(a)    Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i)    In the case of an Incentive Stock Option:

(A)    granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)    granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)    In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)    In the case of SARs, the base appreciation amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, unless granted pursuant to Section 6(m) hereof.

(iv)    In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v)    In the case of other Awards, such price as is determined by the Administrator.

(vi)    Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) hereof, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)    Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)    cash;

(ii)   check;

(iii)   surrender of Shares which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)   with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions (on a form prescribed by the Company) to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares, and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)    any other form and method that is consistent with Applicable Laws; or

(vi)   any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration. Notwithstanding any other provision of the Plan to the contrary, no Grantee who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise or purchase price of an Award, or continue any extension of credit with respect to the exercise or purchase price of an Award, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(c)    Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares, vesting of an Award or such other taxable event arising under the Plan. The Company or any Related Entity, as appropriate, shall have the authority and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including the Grantee’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Grantee arising as a result of this Plan, or to take such other action as may be necessary in the opinion of the Company or a Related Entity, as appropriate, to satisfy withholding obligations for the payment of taxes. The Administrator may, in its discretion and in satisfaction of the foregoing requirement, allow a Grantee to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Grantee of such Award within six months (or such other period as may be determined by the Administrator) after such Shares were acquired by the Grantee from the Company) in order to satisfy the Grantee’s U.S. federal, state, local and non-U.S. income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

8.    Exercise of Award.

(a)    Procedure for Exercise; Rights as a Shareholder.

(i)    Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)    An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award, and full payment for the Shares with respect to which the Award is exercised has been made.

(b)    Exercise of Award Following Termination of Continuous Service.

(i)    An Award may not be exercised after the expiration date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)    Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)    Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.    Conditions Upon Issuance of Shares; Book Entry Procedures.

(a)    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c)    All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions with which the Administrator deems necessary or advisable to comply. The Administrator may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares.

(d)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Law, the Company shall not deliver to any Grantee certificates evidencing Shares issued in connection with any Award, and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.    Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year of the Company, as well as any other terms that the Administrator determines require adjustment, shall be equitably adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be non-discretionary, and its determination shall be final, binding and conclusive on the Grantee and the Company. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.    Corporate Transactions and Changes in Control.

(a)    Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)    Acceleration of Award Upon Corporate Transaction or Change in Control.

(i)    Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A)    for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause within twelve (12) months after the Corporate Transaction; and

(B)    for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(ii)    Change in Control. Except as provided otherwise in an individual Award Agreement, following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause within twelve (12) months after a Change in Control, each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately upon the termination of such Continuous Service.

(c)    Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

12.    Expiration Date and Term of Plan. The Plan shall expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after [ • ], the tenth anniversary of the date that the adoption of the amendment and restatement of the Plan was approved by the Board. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.    Amendment, Suspension or Termination of the Plan.

(a)    The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the shareholder approval requirements of this Section 13(a); provided further, however, that, absent approval of the shareholders of the Company, except as permitted by Section 10 or 11 hereof, no Option or SAR may be amended to reduce the per share exercise price of the Shares subject to such Option or SAR below the Fair Market Value of a Share exercise price as of the date the Option was granted and no Option or SAR may be granted in exchange for an Option or SAR having a higher per share exercise price that is less than the Fair Market Value of a Share on the date that the original Option or SAR was granted.

(b)    No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)    No suspension or termination of the Plan (including termination of the Plan under Section 11, hereof) shall adversely affect in any material respect any rights under Awards already granted to a Grantee; provided, however, that any amendment, suspension or termination of the Plan that causes an Incentive Stock Option to be treated as a Non-Qualified Stock Option or that is required to comply with Applicable Law or to avoid adverse tax consequences under Section 409A of the Code shall not be treated as adversely affecting the rights of a Grantee.

14.    Reservation of Shares.

(a)    The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)    The inability or impracticability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.    No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16.    No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.    Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

18.    Plan Approval. The Plan was originally adopted by the Board in October 2004 and approved by the Company’s shareholders on December 15, 2004. On January 24, 2005, the Board adopted and approved an amendment and restatement of the Plan, which was not subject to shareholder approval. The amendment and restatement of the Plan that was adopted and approved by the Board on [•], shall become effective upon approval by the shareholders of the Company (the “Effective Date”).

19.    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20.    No Share Rights. Except as otherwise provided herein, a Grantee shall have none of the rights of a shareholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Grantee becomes the record owner of such Shares, notwithstanding the exercise of an Option or other Award.

21.    Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

22.    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Grantee may be permitted through the use of such an automated system.

23.    Internal Revenue Code Section 409A. Except as provided in Section 24 hereof, to the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, and except as provided in Section 24 hereof, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Administrator determines in its sole discretion are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, and thereby avoid the application of any penalty taxes under such Section.

24.    No Representations or Covenants with respect to Tax Exemption or Qualification. Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 23 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN
THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	To elect the following five (5) nominees to serve as members of the Board of Directors of the Company to serve for the ensuing year and until their successors are elected and qualified:
		For	Withhold		For	Withhold		For	Withhold

	01 - Alex Chiming Hui *	☐	☐	02 - Chi-Hung (John) Hui *	☐	☐	03 - Hau L. Lee, PhD *	☐	☐

	04 - Siu-Weng Simon Wong, PhD *	☐	☐	05 - Michael J. Sophie *	☐	☐

* Each to serve for the ensuing year and until their successors are elected and qualified.

		For	Against	Abstain

2.
To approve the amendment and restatement of the Company’s 2004 Stock Incentive Plan, as last amended and restated on January 24, 2005, including an amendment to increase the aggregate number of shares authorized for issuance pursuant to awards granted thereunder and available for grant as incentive stock options from 2,250,000 to 5,250,000 shares.
		☐	☐	☐

		For	Against	Abstain

3.	To ratify the appointment of Burr, Pilger & Mayer LLP as the independent auditors for the Company for the fiscal year ending June 27, 2009.	☐	☐	☐	4.	To transact such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address - Please print new address below.

C	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 1 - Please keep signature within the box

/ /

Dear Shareholder,

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on December 11, 2008.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Pericom Semiconductor Corporation

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN
THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

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Proxy - PERICOM SEMICONDUCTOR CORPORATION

3545 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134

Annual Meeting of shareholders - December 11, 2008
Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Alex Chiming Hui and Chi-Hung (John) Hui, Ph.D. as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the December 11, 2008 Annual Meeting of Shareholders of Pericom Semiconductor Corporation to be held at the Company’s premises, 3545 North First Street, San Jose, California 95134 at 3:00 p.m., California time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

SEE REVERSE SIDE	Continued and to be voted on reverse side.	SEE REVERSE SIDE